UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant  ☒                              Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHEGG, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2023
To Our Stockholders,
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Chegg, Inc., which will be held virtually via live audio webcast at https://web.lumiagm.com/299143484 (passcode: CHGG2023) on Wednesday, June 7, 2023 at 9:00 a.m. Pacific Time. To attend and participate in the Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. As always, we encourage you to vote your shares prior to the Annual Meeting.
We have elected to deliver our proxy materials to our stockholders over the Internet in accordance with SEC rules. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On April 21, 2023, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders, which contains instructions on how to access our proxy materials for our Annual Meeting, including our proxy statement and annual report to stockholders. The Notice also provides instructions on how to vote by telephone or via the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of Annual Meeting and proxy statement.
We hope that you will be able to join us at our virtual Annual Meeting. Whether or not you plan to attend the meeting, it is important that you cast your vote either by voting at the virtual Annual Meeting or by proxy before the Annual Meeting. YOUR VOTE IS IMPORTANT.
Sincerely,

Dan Rosensweig President, Chief Executive Officer and Co-Chairperson

Notice of 2023 Annual Meeting

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Chegg, Inc. (“Chegg,” “Company,” “we,” “us” or “our”) will be held on Wednesday, June 7, 2023, at 9:00 a.m. Pacific Time. Stockholders may participate in the Annual Meeting by visiting https://web.lumiagm.com/299143484 (passcode: CHGG2023). There is no physical location for the Annual Meeting. To attend and participate in the Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
Meeting Details DATE Wednesday, June 7, 2023 TIME 9:00 a.m. Pacific Time LOCATION web.lumiagm.com /299143484

1
To elect the Class I directors to serve until the third Annual Meeting of Stockholders following this meeting and until their successors are elected and qualified or until their resignation or removal.

2	To approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers for the year ended December 31, 2022.

YOUR VOTE IS VERY IMPORTANT
Each share of our common stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, through their website at www.astfinancial.com or by phone at (800) 937-5449.

3	To approve the Chegg, Inc. 2023 Equity Incentive Plan.
4	To approve the Chegg, Inc. Amended and Restated 2013 Employee Stock Purchase Plan.
5	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 10, 2023 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal executive office at 3990 Freedom Circle, Santa Clara, California 95054 for the ten days prior to the meeting for any purpose related to the Annual Meeting.

Participation in the Virtual Annual Meeting
As described in our proxy materials for the Annual Meeting, you are entitled to participate in our Annual Meeting if you were a stockholder of record of our common stock at the close of business of April 10, 2023. To attend and participate in the Annual Meeting, you must enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.
Online access to the Annual Meeting website will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device. We encourage you to access the Annual Meeting website in advance of the designated start time.
You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website. If you are the beneficial owner of shares held in street name and you want to vote your shares during the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.
It is important that you read the Proxy Materials previously made available to you, including the Notice of 2023 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (collectively, the “Proxy Materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials.
Whether or not you plan to virtually attend the Annual Meeting, we strongly urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Proxy Materials.
YOUR VOTE IS VERY IMPORTANT. Each share of our common stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, through their website at www.astfinancial.com or by phone at (800) 937-5449.
By Order of the Board of Directors,
Woodie Dixon, Jr.
General Counsel and Corporate Secretary
Santa Clara, California
April 21, 2023
Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or via the Internet or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 4 of the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials that was mailed to you.

Table of Contents

PROXY SUMMARY	1	Summary of the 2023 Equity Incentive Plan	38
GENERAL PROXY INFORMATION	4	New Plan Benefits	42
Information About Solicitation and Voting	4	PROPOSAL NO. 4 - APPROVAL OF THE AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN	44
Internet Availability of Proxy Materials	4
General Information About the Meeting	4	Summary of the Restated Employee Stock Purchase Plan	45
ESG AND CORPORATE GOVERNANCE	9	Historical Plan Benefits	48
Environmental, Social and Governance Matters	9	PROPOSAL NO. 5 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
Stockholder Engagement	13
Corporate Governance Guidelines	13	Independent Registered Public Accounting Firm's Fees Report	49
Board Leadership Structure	14
Our Board of Directors' Role in Risk Oversight	14	All Other Fees	50
Independence of Directors	14	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51
Committees of Our Board of Directors	15
Compensation Committee Interlocks and Insider Participants	17	OUR MANAGEMENT	54
		EXECUTIVE COMPENSATION	56
2022 Board and Committee Meetings and Attendance	18	Compensation Discussion and Analysis	56
Board Attendance at Annual Meeting of Stockholders	18	Report of the Compensation Committee	70
Presiding Director of Non-Employee Director Meetings	18	Summary Compensation	71
Communication with Directors	18	Termination and Change of Control Arrangements	76
Code of Business Conduct and Ethics	18	Chief Executive Officer Pay Ratio	80
NOMINATION PROCESS AND DIRECTOR QUALIFICATIONS	19	PAY VERSUS PERFORMANCE DISCLOSURE	81
Nomination to the Board of Directors	19	EQUITY COMPENSATION PLAN INFORMATION	86
Director Qualifications	19	TRANSACTIONS WITH RELATED PARTIES	87
Director Orientation and Continuing Education	20	REPORT OF THE AUDIT COMMITTEE	88
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	21	ADDITIONAL INFORMATION	89
Nominees to the Board of Directors	22	OTHER MATTERS	91
Continuing Directors	24	APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	A-1
Director Compensation	29
PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	32	APPENDIX B: 2023 EQUITY INCENTIVE PLAN	B-1
		APPENDIX C: AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN	C-1
PROPOSAL NO. 3 - APPROVAL OF CHEGG, INC. 2023 EQUITY INCENTIVE PLAN	34

Summary of the Proposal	34
Purpose of the Plan	38

Proxy Summary

Meeting Details
2022 Business Highlights
8.2M
Chegg Services
Subscribers
*Includes International
2.1M
International Chegg
Services Subscribers
10%
Chegg Services
Revenue Y/Y Growth
33%
Adjusted EBITDA Margin(1)
155M
Free Cash Flow(1)

DATE Wednesday, June 7, 2023	TIME 9:00 a.m. Pacific Time	LOCATION web.lumiagm.com/299143484 (passcode: CHGG2023)

Ways to Vote You may vote during the Annual Meeting by following the instructions on the Annual Meeting website.

VOTE VIA INTERNET In order to do so, please follow the instructions shown on your Notice or Proxy Card.	VOTE VIA PHONE In order to do so, please follow the instructions shown on your Notice or Proxy Card.	VOTE VIA MAIL Sign, date and return proxy card in the envelope provided.

Voting Recommendations

Proposal		Recommendation	Page

1	Election of three Class I directors (Proposal No. 1). •Renee Budig •Dan Rosensweig •Ted Schlein	FOR	21
2	To approve, on a non-binding advisory basis, the compensation of our named executive officers (Proposal No. 2);	FOR	32
3	To approve the Chegg, Inc. 2023 Equity Incentive Plan (Proposal No. 3);	FOR	34
4	To approve the Chegg, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (Proposal No. 4);	FOR	44
5	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 5).	FOR	49

(1)	See Appendix A for a reconciliation of GAAP to non-GAAP measures and other information.

Chegg, Inc.	1	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROXY SUMMARY
2023 Director Nominees
We introduce our 2023 director nominees below.

				Committee Memberships
Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Governance and Sustainability Committee

Renee Budig	62	2015	YES	«
Dan Rosensweig	61	2010	NO
Ted Schlein	59	2008	YES	■		■
■ - Member
« - Chair
Diversity of the Board

TENURE	AGE	GENDER	INDEPENDENCE	RACE/ETHNICITY

Help students achieve better outcomes The guiding principle behind every decision that we make. Period.

Chegg, Inc.	2	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROXY SUMMARY
Board Director Experience
The matrix below highlights several of the experiences, qualifications, attributes, and skills of our directors. While these characteristics are considered by the Board of Directors and the Governance and Sustainability Committee in connection with the director nomination process, the following matrix is self-reported and does not encompass all experience, qualifications, attributes, or skills of our directors.

Name	Digital	International	Senior Executive	High-Growth at Scale	Public BoD	Risk Management	Finance & Accounting	Subscription or D2C	Cybersecurity	M&A	Education or Non-Profit	ESG

Sarah Bond	■	■	■	■	■	■		■	■	■		■
Renee Budig	■	■	■	■	■		■	■		■
Paul LeBlanc	■	■	■			■	■	■	■	■	■	■
Marne Levine	■	■	■	■		■		■		■	■	■
Marcela Martin	■	■	■	■	■	■	■	■		■		■
Dan Rosensweig	■	■	■	■	■	■	■	■	■	■	■	■
Richard Sarnoff	■	■	■	■	■	■	■	■		■	■
Ted Schlein	■	■	■		■		■	■	■	■	■	■
Melanie Whelan	■	■	■					■		■	■	■
John (Jed) York	■	■	■			■	■			■		■

Digital - Experience with technology, digital and social media, or partnerships.
International - Experience with international operations.
Senior Executive - Experience as a CEO or senior executive at a public company or other large organization.
High-Growth at Scale - Experience with high-growth organization with $5+ billion annual revenue.
Public BoD - Experience as a director of another public company.
Risk Management - Experience in risk management.
Finance & Accounting - Expertise in financial statements and accounting.
Subscription or D2C - Experience with direct-to-consumer or subscription services.
Cybersecurity - Expertise in technology and cybersecurity.
M&A - Expertise in M&A, debt and equity financings and other strategic transactions.
Education or Non-Profit - Expertise in education or non-corporate (non-profits).
ESG - Leadership experience with ESG, sustainability, or diversity and inclusion.

Chegg, Inc.	3	Proxy Statement for the 2023 Annual Meeting of Stockholders

General Proxy Information

Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors (“Board of Directors”) of Chegg, Inc. (“Chegg,” “Company,” “we,” “us” or “our”), for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 7, 2023, at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof.
The Annual Meeting will be held in a virtual-only format. Stockholders who would like to attend the Annual Meeting should plan to participate via live webcast, which will be available at the following address: https://web.lumiagm.com/299143484 (passcode: CHGG2023). To attend and participate in the virtual Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the Annual Meeting website will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device. We encourage you to access the Annual Meeting website in advance of the designated start time.
Internet Availability of Proxy Materials
Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. As a result, on or about April 21, 2023, we sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice also provides instructions on how to access your proxy card to vote by telephone or via the Internet.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.
General Information About the Meeting
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. As of April 21, 2023, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are our officers, have the authority in their discretion to vote the shares of our common stock represented by the proxy. Following the meeting, management will respond to questions from any stockholders who have joined

Chegg, Inc.	4	Proxy Statement for the 2023 Annual Meeting of Stockholders

GENERAL PROXY INFORMATION
the Annual Meeting with their control numbers, which is included in their Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.
Record Date and Shares Outstanding
Stockholders of record at the close of business on April 10, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 10, 2023, the Company had 119,628,297 shares of common stock issued and outstanding.
Quorum
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the meeting as of the record date must be present at the meeting to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote at the virtual meeting or if you have properly submitted a proxy.
Voting Rights
Each holder of shares of our common stock is entitled to one vote for each share of our common stock held as of the close of business on April 10, 2023, the Record Date. You may vote all shares owned by you as of April 10, 2023, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee (collectively referred to in this proxy statement as your “Broker”).
Stockholder of Record: Shares Registered in Your Name. If, on April 10, 2023, your shares of our common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, via the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker. If, on April 10, 2023, your shares of our common stock were held in an account with a Broker, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your Broker on how to vote the shares of our common stock held in your account. However, the Broker that holds your shares of our common stock is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the Broker that holds your shares giving you the right to vote the shares at the meeting.
Required Vote
Proposal No. 1. Our Amended and Restated Bylaws require that each director be elected by the majority of votes cast (excluding abstentions and broker "non-votes") with respect to such director in uncontested elections. The election of directors pursuant to Proposal No. 1 is an uncontested election; therefore, any of the three individuals nominated in Proposal No. 1 for election to the Board of Directors for whom the number of votes cast “FOR” such director's election exceeds the number of votes cast "AGAINST" such director's election will be elected.
Proposal No. 2. The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory and non-binding basis, the compensation awarded to our named executive officers for the year ended December 31, 2022. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker "non-votes" will not have any effect on the proposal to approve, on an advisory and non-binding basis, the compensation awarded to our named executive officers for the year ended December 31, 2022.. Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our Compensation Committee and our Board of Directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider

Chegg, Inc.	5	Proxy Statement for the 2023 Annual Meeting of Stockholders

GENERAL PROXY INFORMATION
our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Proposal No. 3. The approval of this proposal requires the affirmative vote of a majority of the votes properly cast by the holders of shares represented by proxy and entitled to vote for this proposal. Abstentions and broker "non-votes" will not have any effect on the proposal to approve the proposed 2023 Equity Incentive Plan.
Proposal No. 4. The approval of this proposal requires the affirmative vote of a majority of the votes properly cast by the holders of shares represented by proxy and entitled to vote for this proposal. Abstentions and broker "non-votes" will not have any effect on the proposal to approve the Amended and Restated 2013 Employee Stock Purchase Plan.
Proposal No. 5. Approval of Proposal No. 5 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Abstentions (shares of the Company’s common stock present at the Annual Meeting and voted “ABSTAIN”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
“Broker non-votes” occur when shares of our common stock held by a Broker for a beneficial owner are not voted either because (i) the Broker did not receive voting instructions from the beneficial owner or (ii) the Broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your Broker, the Broker that holds your shares of our common stock will not be authorized to vote on the election of the directors. A Broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a Broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Deloitte & Touch LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 5) is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Accordingly, we encourage you to provide voting instructions to your Broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote:
•Proposal No. 1 - FOR each of the Class I directors named in this proxy statement.
•Proposal No. 2 - FOR the approval of the compensation of our Named Executive Officers.
•Proposal No. 3 - FOR the approval of the Chegg, Inc. 2023 Equity Incentive Plan.
•Proposal No. 4 - FOR the approval of the Chegg, Inc. Amended and Restated 2013 Employee Stock Purchase Plan.
•Proposal No. 5 - FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Voting Instructions; Voting of Proxies
Stockholders as of the Record Date may:
•Vote at the Annual Meeting – You may vote during the Annual Meeting by following the instructions on the Annual Meeting website;
•Vote via telephone or via the Internet – Please follow the instructions shown on your Notice or proxy card; or

Chegg, Inc.	6	Proxy Statement for the 2023 Annual Meeting of Stockholders

GENERAL PROXY INFORMATION
•Vote by mail – If any individual stockholders request and receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on June 6, 2023. Submitting your proxy (whether by telephone, via the Internet or by mail if you request or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your Broker to direct it how to vote your shares. For Proposal No. 1, you may vote “FOR” or "AGAINST" or "ABSTAIN" from voting with respect to each nominee to the Board of Directors. For Proposals No. 2 through 5, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares of our common stock should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you received the Notice, please follow the instructions included on the Notice on how to access your proxy card and vote by telephone or via the Internet. If you do not vote and you hold your shares of our common stock in street name, and your Broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares of our common stock that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or more than one Notice, your shares of our common stock are registered in more than one name or are registered in different accounts. To make certain all of your shares of our common stock are voted, please follow the instructions included on the Notice regarding how to access each proxy card and vote each proxy card by telephone or via the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Even if you plan on attending the Annual Meeting virtually, we strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above.
Soliciting Proxies
The expenses of soliciting proxies will be paid by Chegg, and we have retained D.F. King & Co., Inc. to solicit proxies for a fee of approximately $15,000, plus a reasonable amount to cover expenses. Following the original mailing of the soliciting materials, Chegg and its agents may solicit proxies by mail, email, telephone, facsimile or by other similar means. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Chegg will request Brokers to forward copies of the soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, Chegg, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•delivering to the Corporate Secretary of the Company by a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;

Chegg, Inc.	7	Proxy Statement for the 2023 Annual Meeting of Stockholders

GENERAL PROXY INFORMATION
•voting again by telephone or via the Internet; or
•attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a Broker and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless revoked during the virtual meeting.
Electronic Access to the Proxy Materials
The Notice will provide you with instructions regarding how to:
•view our proxy materials for the meeting via the Internet; and
•instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our Annual Meetings of Stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at https://investor.chegg.com. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Commitment to the learning journey Putting students first.

Chegg, Inc.	8	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG and Corporate Governance

Environmental, Social and Governance Matters
Chegg is a mission-driven company. We put learners first and seek to improve their outcomes in school and beyond. We strive to improve the overall return on investment in education by helping students learn more in less time and at a lower cost.
We aim to support and accelerate the path students take from learning to earning. This includes online tools for academia in a digital world and extends beyond the classroom with non-academic content and offerings and into their professional careers with skills training. We help students each step of the way to improve the outcome of their education. To do this, we focus on listening to their needs, elevating and amplifying their voice, and taking action to provide real life solutions.
This sentiment is weaved into everything we do and supports our commitment to Environmental, Social and Governance (ESG) and Sustainability matters. We are committed to making a difference on the issues that matter to learners, our employees, stockholders, and other key stakeholders.
ESG Management and Oversight
Formal responsibilities for the implementation and management of programs that involve ESG initiatives are held by functional team leaders throughout Chegg. At the most senior levels, including our Chief People Officer, Chief Information Security Officer, General Counsel, and Vice President, Investor Relations & ESG, these leaders regularly report to our Board of Directors on issues related to ESG, including our greenhouse gas emissions data.
Chegg's Governance and Sustainability Committee maintains oversight over the majority of Chegg's material ESG topics, while some topics, such as pay equity, are overseen by our Compensation Committee, and others, such as data security and privacy, are overseen by our Audit Committee.
ESG Materiality
In late 2021, we completed our first formal materiality assessment to help prioritize our ESG roadmap and better understand which ESG topics are most material to Chegg and our key stakeholders.
We engaged over 300 students, professors, employees, executives, employee resource group leaders, investors, and members of our Board of Directors as a part of this process to help us evaluate key ESG issues. We value the opinions of our stakeholders, both internal and external, and will continue to engage with them on ESG and other topics.

Chegg, Inc.	9	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
The feedback from this materiality assessment reinforced our longstanding belief that Chegg's mission and values are critical to our business success and are deeply integrated into our culture and processes.
We continue to incorporate the conclusions from the materiality assessment into our ESG strategy with an increased emphasis on the topics in the upper right-hand quadrant, which have been identified by our stakeholders as important to both business and society.
The matrix below is a visual representation of the conclusions and feedback we gathered from the stakeholder groups.

CATEGORIES

Environment	Learners	Employees	Governance & Responsible Business Practices

Proactive We understand students at a deep level and anticipate their needs at every step.

Chegg, Inc.	10	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
ESG Framework
We categorize our efforts to support key ESG issues into six pillars.

FOCUS ON PEOPLE	ACT RESPONSIBLY	HELP LEARNERS	OPERATE SUSTAINABLY	GIVE BACK	GOVERN EFFECTIVELY

•Culture, Belonging and Inclusion •Human Capital Management •Employee Engagement •Employee Health, Safety, and Wellbeing	•Privacy and Cybersecurity •Ethics/Compliance •Academic Integrity •Responsible Marketing •Technology Innovation and Performance	•Product Impacts and Learning Outcomes •Access to Education •Holistic Approach to Learner Success	•Climate Change Risks and Opportunities •Natural Resource Management •Environmental Impact	•Community Engagement •Philanthropy •Research and Advocacy	•Corporate Governance •Corporate Behavior
Focus on People. We focus on people by making Chegg a great place to work. We foster an environment centered on respect for all people, where diversity and inclusion are celebrated, and people have the opportunity to develop and advance their careers. Our employees are one of our biggest competitive advantages, and it is our responsibility to take care of them. We do this by offering an array of wellness and personal development programs, including health benefits, tuition reimbursement, mental health support, childcare credit and tools, paid parental leave, flexible PTO, professional leadership coaching, student debt repayment and ergonomic workplace design, to name a few.
Act Responsibly. We understand that to be a true customer champion and to gain and preserve our customers' trust, we must operate all facets of our business with integrity. We hold ourselves to the highest ethical standards and strive for full compliance with applicable laws and regulations. Our mission-driven nature is what attracted many of us to Chegg and keeps us here year after year. We believe this contributes to our strong values-driven culture and our shared respect for both legal and ethical business practices.
Help Learners. Learners are evolving and so is Chegg. The modern learner looks very different than they once did. They are older, many have families, and they are juggling work and school at the same time, so it comes as no surprise that they need more flexibility when it comes to education. Learners tell us that they need affordable, on-demand help and unfortunately, they are often unable to get that help from the institutions they pay to teach them. By combining our proprietary student data and A.I. technology, we are better able to predict students' needs without them having to ask. Learners are automatically pushed relevant content to give them an individualized learning experience. We are extremely proud to offer an integrated platform for learning that has helped so many learners on their education journey by providing them with the type of help they need, when they need it, in the format they want to receive it.

Chegg, Inc.	11	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
Operate Sustainably. We are focused on sustainable operations and are committed to minimizing the environmental impact of our business. We know that we owe it to our customers, employees, and society to use environmentally sound practices. This commitment impacts our operations, energy usage, and office buildings. Further, we strive to work with vendors that support our employee services and partners that have similar values around operating sustainably. As part of our commitment to operate sustainably, Chegg has begun to measure its greenhouse gas emissions, with the goal of minimizing these emissions over time. In 2021, we completed our first greenhouse gas emissions analysis of Scope 1 and Scope 2 and in 2022, we are expanding our analysis to include material categories of Scope 3 emissions using the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard.
Give Back. Chegg and Chegg.org address issues facing the modern learner. We support organizations whose initiatives benefit learners globally and our communities. We focus on supporting nonprofits who are tackling equitable access to education for all learners and student well-being. These efforts include financial literacy, college affordability, diversity and inclusion in academics, student food insecurity, learner mental health, taking action against climate change, supporting student communities impacted by disasters, and more. We also empower our Employee Resource Groups' work to support local communities, including financial literacy, college affordability, and diversity and inclusion in academics. Chegg’s business activities and major themes of our philanthropic and community efforts align with many of the U.N.’s Sustainable Development Goals, and we have identified four of these goals (#4 – Quality Education, #3 – Good Health and Well-Being, #2 – Zero Hunger, and #13 – Climate Action) for which Chegg’s influence is greatest.
Govern Effectively. Chegg has a commitment to strong corporate governance practices. Corporate governance is part of our culture and is founded in our daily commitment to living values and principles that recognize our ethical obligations to our employees, customers and stockholders.
Awards and Recognition
•In 2022, Chegg received an MSCI ESG Rating of AAA.
•We are pleased to share our recognition as a company committed to sustainability in our industry and we are honored to be included in the 2023 S&P Global Sustainability Yearbook.
•Chegg has been certified as a Great Place to Work since 2018.
•In 2022, Chegg has been voted one of Fortune’s Best Small and Medium Workplaces for Women, Parents, Millennials, and Technology.
•Chegg has won 18 best workplace awards from Comparably's 2022 lists: Best Places to Work in the Bay Area, Best Global Culture, Best Company Culture, Best Company Outlook, Best Company Perks & Benefits, Best Company for Diversity, Best Company for Women, Best Company Work-Life Balance, Best Company Compensation, Best CEO for Diversity, Best CEO for Women, Best Company Leadership, Best CEO, Best Company Happiness, Best Product & Design Team, Best Operations Team, Best Marketing Team, and Best Engineering Team.
Additional information on our ESG efforts is available on the Investor Relations section of our website, which is located at https://investor.chegg.com/esg. Our website addresses in this proxy statement are included as inactive textual references only. The information contained on or accessible through these websites is not incorporated by reference into this proxy statement.

Chegg, Inc.	12	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
Stockholder Engagement
We believe that effective corporate governance includes engagement with our stockholders and other stakeholders. As a follow-up to the 2022 Annual Meeting and as part of our corporate governance engagement, we reached out to stockholders holding over 50% of our outstanding common stock and ultimately spoke directly to and/or received feedback from six of our top 10 stockholders (including five of the top six) holding approximately 36% of our outstanding shares of common stock. Topics of engagement included, but were not limited to, our: compensation program, corporate governance, diversity, equity and inclusion (DEI) initiatives, ESG matters, data security, artificial intelligence, academic integrity initiatives and continued plans for stockholder outreach and engagement. Our engagement with stockholders has helped us better understand their priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our initiatives and practices and to address the extent to which various aspects of these matters are or are not significant given the scope and nature of our operations and our existing practices.
The feedback received from our stockholders was shared and discussed with our Board of Directors and the appropriate committees thereof. We have made a number of enhancements to our operations related to the topics discussed with our shareholders, for example:
•We made changes to the structure of our compensation program. Please refer to the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement for further discussion of our stockholder engagement and our responses regarding our compensation program.
•We improved our corporate governance policies and procedures, including an amendment and restatement of our Bylaws which, among other things, changed the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard.
•We hired new employees dedicated to DEI, ESG, data security and academic integrity matters, and we are continuing to invest in the related teams and infrastructure.
Going forward, we plan to continue an annual cadence of stockholder outreach. This outreach is complementary to the hundreds of touchpoints our Investor Relations team and executives have with stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of investor priorities, instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement. Depending on the circumstance, one of our independent directors may engage in these conversations with stockholders as well.
Corporate Governance Guidelines
Chegg is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Our Board of Directors has adopted Corporate Governance Guidelines that set forth our expectations for directors, director independence standards, board committee structure and functions, and other policies regarding our corporate governance. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://investor.chegg.com, under “Corporate Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Governance and Sustainability Committee, and any warranted changes are recommended to our Board of Directors. On March 15, 2023, our Corporate Governance Guidelines were updated upon the recommendation of our Governance and Sustainability Committee.

Chegg, Inc.	13	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its Chairperson, or Co-Chairperson, in any way that it considers in the best interests of our Company, and that the Governance and Sustainability Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations related thereto to our Board of Directors as the Governance and Sustainability Committee deems appropriate. Our Board of Directors does not have a policy on whether the role of the Chairperson, or of the Co-Chairperson, and Chief Executive Officer should be separate and believes that it should maintain flexibility in determining a board leadership structure appropriate for us from time to time.
Our Board of Directors believes that we and our stockholders currently are best served by having Dan Rosensweig, our President and Chief Executive Officer, serve as a Co-Chairperson of our Board of Directors, considering his experience, expertise, knowledge of our business and operations and strategic vision. As Co-Chairperson of our Board of Directors, Mr. Rosensweig presides over meetings of the Board of Directors along with the other Co-Chairperson, and holds such other powers and carries out such other duties as are customarily carried out by a Co-Chairperson of the Board of Directors. Our other Co-Chairperson of the Board is Richard Sarnoff, an independent director. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board of Directors and to our personnel that are responsible for risk assessment and information management about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, strategic, financial (accounting, credit, liquidity and tax), legal, regulatory, cybersecurity, compliance and reputational risks.
Each committee of the Board of Directors meets in executive session with key management personnel and representatives of outside advisers to oversee risks associated with their respective principal areas of focus. The Audit Committee reviews our major financial and cybersecurity risk exposures and the steps management has taken to monitor and limit such exposures, including our risk assessment and risk management policies and guidelines. The Governance and Sustainability Committee provides oversight with respect to director selection, Board effectiveness and independence, committee functions and charters, adherence to our ESG framework, and other corporate governance matters. The Compensation Committee reviews our major compensation-related risk exposures, human capital management, diversity and inclusion, senior management succession planning, including consideration of whether compensation rewards and incentives encourage undue or inappropriate risk taking by our personnel, and the steps management has taken to monitor or mitigate such exposures.
Independence of Directors
The rules, regulations and listing standards of the New York Stock Exchange (the “NYSE”) generally require that a majority of the members of our Board of Directors be independent. In addition, the NYSE rules, regulations and listing standards generally require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Governance and Sustainability Committees be independent.

Chegg, Inc.	14	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the NYSE. These provide that a director is independent only if the Board of Directors affirmatively determines that the director has no direct or indirect material relationship with Chegg. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board of Directors considered, among other things, the relationships that each non-employee director has with Chegg and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director.
Based upon this review, our Board of Directors has determined that none of the members of our Board of Directors, other than Mr. Rosensweig, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our Board of Directors, other than Mr. Rosensweig, is “independent” as that term is defined under the rules, regulations and listing standards of the NYSE.
All members of our Audit Committee, Compensation Committee, and Governance and Sustainability Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee and the Compensation Committee must also satisfy separate SEC independence requirements, as described in more detail below. Our Board of Directors has determined that all members of our Audit Committee, Compensation Committee and Governance and Sustainability Committee are independent and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Governance and Sustainability Committee. The composition and responsibilities of each committee are described below. Each committee is governed by a charter. The charters for each committee can be obtained, without charge, on the Investor Relations section of our website, https://investor.chegg.com, under “Corporate Governance.” Members serve on these committees until their resignations or until otherwise determined by our Board of Directors. The Board may establish other standing committees as may be necessary to carry out its responsibilities.
AUDIT COMMITTEE
Our Audit Committee is comprised of Renee Budig, who is the Chair of the Audit Committee, Richard Sarnoff, Ted Schlein and Marcela Martin. The composition of our Audit Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE and the rules and regulations of the SEC, which provide that the members may not accept directly or indirectly any consulting, advisory or other compensatory fee from Chegg or any of its subsidiaries other than their directors’ compensation (including in connection with such member’s service as a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Chegg or any of its subsidiaries). Each member of our Audit Committee is financially literate as required by the rules, regulations and listing standards of the NYSE. In addition, our Board of Directors has determined that each of Ms. Budig and Ms. Martin is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (Regulation S-K of the Securities Act of 1933, as amended, shall be referred to herein as "Regulation S-K").

Chegg, Inc.	15	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
Our Audit Committee, among other things:
•selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•reviews the continuing independence and performance of and oversees the Company’s relationship with the independent registered public accounting firm;
•discusses the scope, audit planning, and staffing of the independent registered public accounting firm;
•discusses the results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;
•develops procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
•considers and reviews the adequacy of our internal accounting controls and audit procedures;
•oversees the activities of the internal audit function within the Company; and
•pre-approves all audit and non-audit services not prohibited by law to be performed by the independent registered public accounting firm.
COMPENSATION COMMITTEE
Our Compensation Committee is comprised of Melanie Whelan, who is the Chair of the Compensation Committee, Marne Levine, John (Jed) York and Sarah Bond. Ms. Whelan was appointed as the Chair of the Compensation Committee on September 20, 2022 taking over from John (Jed) York. The composition of our Compensation Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers and directors.
Our Compensation Committee, among other things:
•reviews and determines the compensation of our executive officers and recommends to our Board of Directors the compensation for our directors;
•administers our stock and equity incentive plans;
•reviews and approves and makes recommendations to our Board of Directors regarding incentive compensation equity-based grants and equity plans; and
•establishes and reviews our overall compensation strategy.
At least annually, our Compensation Committee reviews and approves our executive compensation strategy and principles to assure that they promote stockholder interests and support our strategic and tactical objectives, and that they provide for appropriate rewards and incentives for our executives. Our Compensation Committee also reviews and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors. Our Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits. In determining the compensation of each of our executive officers, other than our Chief Executive Officer, our Compensation Committee considers the recommendations of our Chief Executive Officer and our human resources department. In the case of the Chief Executive Officer, our Compensation Committee evaluates his performance and independently determines whether to make any adjustments to his compensation.

Chegg, Inc.	16	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
Our Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist in structuring our executive officer compensation and non-employee director compensation for 2022. FW Cook provided our Compensation Committee with market data and analyses from a peer group of similarly-sized technology companies with similar business and financial characteristics. Other than the services described above, FW Cook has not provided our Company or our Compensation Committee with any other services. No work performed by FW Cook during 2022 raised a conflict of interest.
The Compensation Committee has delegated in accordance with applicable law, rules and regulations, and our Certificate of Incorporation and Bylaws, authority to an equity awards committee comprised of certain of our executive officers, including our Chief Executive Officer, who is also a member of the Board of Directors, the authority to make certain types of equity award grants under Chegg's 2013 Equity Incentive Plan, or any successor plan, to any employee who is not an executive officer or director subject to the terms of such plan and equity award guidelines approved by our Compensation Committee. Our Compensation Committee has also delegated to our Chief Executive Officer the authority to make certain types of equity award grants under Chegg's 2013 Equity Incentive Plan, or any successor plan, to members of our Advisory Board.
GOVERNANCE AND SUSTAINABILITY COMMITTEE
Our Governance and Sustainability Committee is comprised of Marne Levine, who is the Chair of the Governance and Sustainability Committee, Ted Schlein, John (Jed) York and Paul LeBlanc. The composition of our Governance and Sustainability Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE.
Our Governance and Sustainability Committee, among other things:
•identifies, recruits, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors;
•conducts searches for qualified directors;
•annually evaluates the performance of our Board of Directors and its committees;
•considers and makes recommendations to the Board of Directors regarding the composition and leadership structure of the Board of Directors and its committees;
•reviews developments in corporate governance practices;
•oversees and periodically reviews the Company's policies, initiatives, strategy, disclosures and engagement with investors and other key stakeholders related to ESG matters;
•evaluates the adequacy of our corporate governance practices and reporting; and
•makes recommendations to our Board of Directors concerning corporate governance and ESG matters.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during 2022 were Mses. Levine, Whelan, and Bond and Mr. York. None of the members of our Compensation Committee in 2022 were at any time during 2022, or at any other time, an officer or employee of Chegg or any of its subsidiaries, and none had or has any relationships with Chegg that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2022.

Chegg, Inc.	17	Proxy Statement for the 2023 Annual Meeting of Stockholders

ESG AND CORPORATE GOVERNANCE
2022 Board and Committee Meetings and Attendance
Our Board of Directors meets periodically during our fiscal year to review significant developments affecting us and to act on matters requiring the Board of Directors approval. During 2022, our Board held five meetings and acted four times by unanimous written consent; the Audit Committee held five meetings and acted one time by unanimous written consent; the Compensation Committee held three meetings and acted three times by unanimous written consent; and the Governance and Sustainability Committee held three meetings. During 2022, each member of the Board of Directors participated in at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees on which such member served that were held during the period in which such director served.
The following table sets forth the number of meetings held by our Board of Directors and the Committees during fiscal year 2022:

Name	Board of Directors	Audit Committee	Compensation Committee	Governance and Sustainability Committee

Number of meetings held in 2022	5	5	3	3
Number of unanimous written consents in 2022	4	1	3	0
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our Board of Directors to be present at our Annual Meeting. All of our then-serving directors attended our last Annual Meeting of Stockholders held on June 1, 2022.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Mr. Sarnoff, Co-Chairperson of the Board of Directors, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Co-Chairpersons or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors.
The address for these communications is:
Corporate Secretary
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website located at https://investor.chegg.com, under “Corporate Governance.” To satisfy the disclosure requirement under Item 5.05 of Form 8-K, any amendments or waivers of our Code of Business Conduct and Ethics pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Chegg, Inc.	18	Proxy Statement for the 2023 Annual Meeting of Stockholders

Nomination Process and Director Qualification

Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Governance and Sustainability Committee in accordance with such committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and any criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Governance and Sustainability Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under the “Additional Information—Stockholder Proposals to Be Presented at the Next Annual Meeting” section of this proxy statement.
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified Board of Directors, the Governance and Sustainability Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors that the committee believes must be met by a committee-recommended nominee for membership to our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory requirements, the listing rules of the NYSE, and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, and charters of the committees of the Board of Directors. In addition, neither our Board of Directors nor our Governance and Sustainability Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering candidates for nomination, the Governance and Sustainability Committee may take into consideration many factors, including, among other

Chegg, Inc.	19	Proxy Statement for the 2023 Annual Meeting of Stockholders

NOMINATION PROCESS AND DIRECTOR QUALIFICATION
things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the Board of Directors, in the context of its existing composition. Through the nomination process, the Governance and Sustainability Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors overall effectiveness. The brief biographical description of the nominees set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each director nominee that led to the conclusion that such director nominee should serve as a member of our Board of Directors at this time.
Director Orientation and Continuing Education
Our director orientation program familiarizes new directors with Chegg's businesses, strategies and policies, and assists them in developing the skills and knowledge required for their service on the Board of Directors and assigned committees. New directors are provided a comprehensive orientation about Chegg, including our business operations, strategy and governance. New directors have one-on-one sessions with the CEO, other directors and other members of management. New Audit Committee members also have one-on-one sessions with our independent registered public accounting firm. Members of our management team regularly review with the Board of Directors the operating plan of the business and Chegg as a whole. The Board also conducts periodic site visits to our headquarters in Santa Clara and to our office in New York City as part of its regularly scheduled meetings. Directors are encouraged to attend outside director continuing education programs sponsored by educational and other institutions that provide educational briefings on business, corporate governance, regulatory and compliance matters and other topics that help to enhance the skills and knowledge of our Board members.
Board Evaluations
Each year, our directors complete an assessment of Board of Directors and committee performance through evaluations facilitated by our Governance and Sustainability Committee and our outside counsel. The assessment includes a written evaluation, as well as director interviews conducted by our outside counsel and the Chair of our Governance and Sustainability Committee and one-on-one interview sessions with only our outside counsel. The evaluation and interview process is designed to allow for assessment of Board and committee meeting content, structure, processes, practices and performance, an individual director's own performance and contributions as well as the performance and contributions of such director's fellow Board members, and the leadership structure of the Board of Directors and its committees. To protect the anonymity and the integrity of the Board of Directors and committee evaluation process, our outside counsel, who utilizes the information to formulate recommendations for the Board of Directors and committees, does not attribute any comments provided in the surveys and interviews to individual directors. The Governance and Sustainability Committee and the full Board of Directors then each discuss the report and recommendations from our outside counsel and determine if any follow-up actions are appropriate, as well as using some information obtained through the process as an input to the board refreshment process. If follow-up action is needed, the Board of Directors and any applicable committee develops a plan to address matters raised in the report and recommendations, as appropriate.

Chegg, Inc.	20	Proxy Statement for the 2023 Annual Meeting of Stockholders

Proposal No. 1

Election of Directors
Our Board of Directors currently consists of 10 directors and is divided into three classes, with each class serving for three years and with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the Annual Meetings of Stockholders to be held in 2024 and 2025, respectively. At the recommendation of our Governance and Sustainability Committee, our Board of Directors proposes that each of the three Class I nominees named below be elected as a Class I director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal.
Shares of our common stock represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to abstain. If any of the nominees for any reason are unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes in the election of directors.

Surpass the class Learning tools that go beyond graduation.

Chegg, Inc.	21	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE
Nominees to the Board of Directors
The nominees, and their ages, occupations, and length of service on our Board of Directors are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. This description includes the primary individual experience, qualifications, qualities and skills of the nominees that led to the conclusion that the nominees should serve as members of our Board of Directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since

Renee Budig(1)	62	Former Executive Vice President and Chief Financial Officer of Paramount Streaming, a division of Paramount Global, Inc.	November 2015
Dan Rosensweig(2)	62	President, Chief Executive Officer and Co-Chairperson of Chegg	March 2010
Ted Schlein(1)(3)	59	General Partner of Kleiner Perkins	December 2008

(1)	Member of the Audit Committee.
(2)	Board of Directors Co-Chairperson.
(3)	Member of the Governance and Sustainability Committee.

Renee Budig
Renee Budig has served on our Board of Directors since November 2015. From September 2012 to January 2021, Ms. Budig served as the Executive Vice President and Chief Financial Officer of Paramount Streaming, a division of Paramount Global Inc. (formerly CBS Interactive, a division of CBS Inc.), an online content network for information and entertainment, and from 2010 to September 2012, Ms. Budig served as Chief Financial Officer of Hightail, Inc. (formerly branded YouSendIt and acquired by OpenText), a cloud service that allowed users to send, receive, digitally sign and synchronize files. From 2006 to 2010, Ms. Budig was the Vice President of Finance at Netflix, Inc., a multinational provider of on-demand Internet streaming media. Ms. Budig currently serves on the board of directors of iRhythm Technologies. Ms. Budig holds a B.S. in Business Administration from the University of California, Berkeley.

Member of Audit Committee (Chair) DIRECTOR SINCE: 2015

We believe that Ms. Budig should continue to serve on our Board of Directors due to her extensive background in consumer technology companies and her financial expertise through her service as a Chief Financial Officer.

Chegg, Inc.	22	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE

Dan Rosensweig
Dan Rosensweig has served as our President and Chief Executive Officer since February 2010, as Co-Chairperson of our Board of Directors since July 2018, and served as the Chairperson of our Board of Directors from March 2010 to July 2018. From 2009 to 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, Inc. and developer, publisher, and distributor of Guitar Hero. From 2007 to 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group, a private investment firm. From 2002 to 2009, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., an internet content and service provider. Prior to serving at Yahoo!, Mr. Rosensweig served as the President of CNET Networks and prior to that as Chief Executive Officer and President of ZDNet, until it was acquired by CNET Networks. Mr. Rosensweig currently serves on the boards of directors of Adobe Systems Inc. and upGrad, Inc. Mr. Rosensweig holds a B.A. in Political Science from Hobart and William Smith Colleges.

DIRECTOR SINCE: 2010

We believe that Mr. Rosensweig should continue to serve on our Board of Directors due to the perspective and experience he brings as our Chief Executive Officer and his extensive experience with high-growth consumer internet and media companies.

Ted Schlein
Ted Schlein has served on our Board of Directors since December 2008. Mr. Schlein has served as a General Partner of Kleiner Perkins, a venture capital firm, since November 1996. Mr. Schlein is also Chairman and a General Partner of Ballistic Ventures. From 1986 to 1996, Mr. Schlein served in various executive positions at Symantec Corporation, a provider of internet security technology and business management technology solutions, including as Vice President of Enterprise Products. Mr. Schlein currently serves on the boards of directors of a number of privately held companies. Mr. Schlein holds a B.A. in Economics from the University of Pennsylvania.

Member of Audit Committee and Governance and Sustainability Committees DIRECTOR SINCE: 2008
We believe that Mr. Schlein should continue to serve on our Board of Directors due to his extensive experience working with technology companies.

Chegg, Inc.	23	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE
Continuing Directors
The directors who are serving for terms that end in 2024 and 2025, and their ages, principal occupations and length of service on our Board of Directors are provided in the table below. Additional biographical descriptions of each continuing director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each continuing director that led to the conclusion that each director should continue to serve as a member of our Board of Directors at this time.

Name of Director	Age	Principal Occupation	Director Since

CLASS II DIRECTORS - TERMS EXPIRING 2024:
Paul LeBlanc(1)	65	President of Southern New Hampshire University	July 2019
Marne Levine(1)(2)	52	Former Chief Business Officer of Meta Platforms, Inc.	May 2013
Richard Sarnoff (3)(4)	64	Partner and Chairman of Media, Entertainment and Education, Americas of Kohlberg, Kravis, Roberts & Co. L.P. and Co-Chairperson of Chegg, Inc.	August 2012
CLASS III DIRECTORS - TERMS EXPIRING 2025:
Sarah Bond(2)	44	Corporate Vice President, Gaming Ecosystem of Microsoft Corporation	December 2020
Marcela Martin(3)	51	President of BuzzFeed, Inc.	September 2021
Melanie Whelan(2)	45	Managing Director of Summit Partners	June 2019
John (Jed) York(1)(2)	42	Chief Executive Officer of the San Francisco 49ers	June 2013

(1)	Member of the Governance and Sustainability Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.
(4)	Co-Chairperson of the of Board of Directors.

Learn with Chegg Chegg is a student’s ride-or-die, 24/7, always-answers-when-you-call partner.

Chegg, Inc.	24	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE
Class II Directors

Paul LeBlanc
Paul LeBlanc has served on our Board of Directors since July 2019. Since 2003, Mr. LeBlanc has served as the President of Southern New Hampshire University, a private non-profit university. From 1996 to 2003, Mr. LeBlanc served as the President of Marlboro College, a private liberal arts college. Prior to Marlboro College, Mr. LeBlanc served as Director of Sixth Floor Media, a division of Houghton Mifflin Harcourt, Publishing Company. Mr. LeBlanc holds a B.A. in English from Framingham State University, a M.A. in English Language, Literature and Letters from Boston College, and a Ph.D. in Rhetoric, Composition and Technology from the University of Massachusetts, Amherst.

Member of Governance and Sustainability Committee DIRECTOR SINCE: 2019
We believe that Mr. LeBlanc should continue to serve on our Board of Directors due to his extensive experience in the education sector and with technological innovation in higher education.

Marne Levine
Marne Levine brings extensive experience in the policy, communication, and technology fields, and has served on our board of directors since May 2013. From September 2021 to February 2023, Ms. Levine served as the Chief Business Officer at Meta Platforms, Inc. (doing business as Meta and formerly known as Facebook, Inc.), a social media company, and served as the Vice President of Global Partnerships, Business and Corporate Development from February 2019 to June 2021. Previously, Ms. Levine served as Chief Operating Officer of Instagram from December 2014 to February 2019 where she was responsible for helping to scale the company’s business and operations globally and turn Instagram from a beloved app into a thriving business. She joined Meta in 2010 as Meta’s first Vice President of Global Policy, a position she held for four years. Prior to Meta, Ms. Levine served in the Obama Administration as Chief of Staff of the National Economic Council (NEC) at the White House and Special Assistant to the President for Economic Policy. From 2006-2008, Ms. Levine was Head of Product Management for Revolution Money, an early-stage start-up working on person-to-person online money transfers, which was ultimately sold to American Express. Prior to this, she served as Chief of Staff to Larry Summers, then President of Harvard University. Ms. Levine began her career in 1993 at the United States Department of Treasury under President Bill Clinton where she held several leadership positions. She holds a B.A. in political science and communications from Miami University and an M.B.A. from Harvard Business School.

Member of Compensation, and Governance an Committee and Sustainability Committee (Chair) DIRECTOR SINCE: 2013

We believe that Ms. Levine should continue to serve on our Board of Directors due to her extensive experience in the policy, communications and technology fields.

Chegg, Inc.	25	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE

Richard Sarnoff
Richard Sarnoff has served on our Board of Directors since August 2012 and as a Co-Chairperson of our Board of Directors since July 2018. He was named Chairman of Media, Entertainment and Education for KKR’s Private Equity platform in the Americas in 2022. From 2014 through 2021, he served first as Managing Director and then as Partner and Head of the Media and Communications industry group, leading investments in the Media, Telecom, Information Services, Digital Media and Education sectors in the US. From 2011 to 2014, Mr. Sarnoff was a Senior Adviser to KKR. Until 2011, Mr. Sarnoff was a longstanding senior executive at Bertelsmann AG, Europe’s largest media company, where he served in the early 2000s as EVP and Chief Financial Officer of Bertelsmann’s book publishing division, Random House, during which time he also Chaired the Association of American Publishers (AAP). In 2006, Mr. Sarnoff established Bertelsmann's digital media arm, BDMI, and as President oversaw the corporation’s global investment activities in digital media. In 2008, Mr. Sarnoff was named Co-Chairman of Bertelsmann’s US holding company, Bertelsmann Inc., and served on the Supervisory Board of Bertelsmann AG for six years. Mr. Sarnoff currently serves on the Board of Directors of RBMedia, OverDrive, Teaching Strategies, AST SpaceMobile and EMSI Burning Glass, as well as numerous not-for-profit organizations. Mr. Sarnoff holds a BA from Princeton University in Art History and an MBA from Harvard University.

Member of Audit Committee DIRECTOR SINCE: 2012

We believe that Mr. Sarnoff should continue to serve on our Board of Directors due to his extensive experience serving in senior leadership roles in media and digital technology companies.

Chegg, Inc.	26	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE
Class III Directors

Sarah Bond
Sarah Bond has served on our Board of Directors since December 2020. Since June 2020, Ms. Bond has served as the Corporate Vice President, Game Creator Experience and Ecosystem at Microsoft Corporation, a technology company, and from April 2017 to June 2020, Ms. Bond served as the Corporate Vice President of Gaming Partnerships and Business Development. Previously, Ms. Bond served in several senior roles at T-Mobile USA Inc., a telecommunications company, including as Senior Vice President of Emerging Businesses from August 2013 to September 2015, and Chief of Staff to the CEO from March 2011 to July 2013. Ms. Bond started her career as an Associate Partner at McKinsey & Company, a consulting firm. Ms. Bond currently serves on the Board of Councilors at the USC School of Cinematic Arts, as well as the Board of Directors at the Entertainment Software Association (ESA) and Zuora Inc. Ms. Bond holds a B.A. in economics from Yale University and an M.B.A. from Harvard Business School.

Member of Compensation Committee DIRECTOR SINCE: 2020

We believe that Ms. Bond should continue to serve on our Board of Directors due to her extensive experience in leadership positions at technology companies.

Marcela Martin
Marcela Martin brings extensive experience in the finance, tech and media industries and has served on our Board of Directors since September 2021. Ms. Martin has served as the President of Buzzfeed, Inc. since August 2022 and was previously Chief Financial Officer at Squarespace Corporation from November 2020 to July 2022 and Senior Vice President and Chief Financial Officer from January 2019 to November 2020 at Booking.com. Previously, Ms. Martin served as the Executive Vice President and Chief Financial Officer of National Geographic Partners from January 2016 to December 2018. From 2003 to 2007, Ms. Martin was Vice President and Deputy Chief Financial Officer for Fox International Channels and Executive Vice President and Chief Financial Officer from 2007 to 2016. Ms. Martin currently serves on the boards of directors of Avalara, Inc. and Cvent, Inc. Ms. Martin holds a B.S. in Business Administration from the University of Moron, Argentina and an M.B.A. from the University of Liverpool, United Kingdom.

Member of Audit Committee DIRECTOR SINCE: 2021

We believe that Ms. Martin should continue to serve on our Board of Directors due to her extensive financial experience through her service as a Chief Financial Officer of public and private entities.

Chegg, Inc.	27	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE

Melanie Whelan
Melanie Whelan has served on our Board of Directors since June 2019. Ms. Whelan has served as a Managing Director at Summit Partners, a growth equity investment firm, since June 2020 and served as an Executive in Residence from January 2020 to June 2020. Previously, Ms. Whelan served as Chief Executive Officer of SoulCycle Inc., an indoor cycling fitness company, from June 2015 to November 2019 and as Chief Operating Officer from April 2012 until May 2015. Prior to joining SoulCycle, Ms. Whelan was Vice President of Business Development at Equinox Holdings, Inc., a luxury fitness company, from January 2007 to April 2012. Prior to Equinox, she also held leadership positions with Virgin Management, where she was on the founding team of Virgin America, and with Starwood Hotels & Resorts, a hospitality company. Ms. Whelan currently serves on the Board of Trustees of Southern New Hampshire University. Ms. Whelan holds a B.A. in Engineering and Economics from Brown University.

Member of Compensation Committee (Chair) DIRECTOR SINCE: 2019

We believe that Ms. Whelan should continue to serve on our Board of Directors due to her extensive experience in business operations, international growth, and consumer marketing.

John (Jed) York
John York has served on our Board of Directors since June 2013. Since February 2012, Mr. York has served as the Chief Executive Officer of the San Francisco 49ers, a professional football team in the National Football League, where he previously served as President from 2008 to February 2010 and as Vice President of Strategic Planning from 2005 to 2008. Prior to those roles, Mr. York served as a financial analyst at Guggenheim Partners. Mr. York holds a B.A. in Finance from the University of Notre Dame.

Member of Compensation Committee and Governance and Sustainability Committee DIRECTOR SINCE: 2013	We believe that Mr. York should continue to serve on our Board of Directors due to his extensive leadership experience and strong corporate development background.

There are no familial relationships among our directors and officers.

Chegg, Inc.	28	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE
Director Compensation
We compensate our non-employee directors with a combination of cash and equity. The form and amount of compensation paid to our non-employee directors for serving on our Board of Directors and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, the majority of director compensation is provided in equity-based compensation. The Compensation Committee, after considering the information, analysis and recommendations provided by FW Cook, its independent compensation consultant, including data regarding compensation paid to non-employee directors by companies in our “peer group” (as described in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement), evaluates the appropriate level and form of compensation for non-employee directors and recommends compensation changes to the Board when appropriate.
Annual Fees
Our non-employee directors were compensated in 2022 as follows:
•an annual cash retainer of $40,000 for serving on our Board of Directors;
•an annual cash retainer of $10,000 for serving in a non-chair position on a standing committee of the Board of Directors; and
•an annual cash retainer of $20,000 for serving as the Chair of a standing committee of the Board of Director.
We pay the annual retainer fee and any additional fees to each director in arrears in equal quarterly installments.
Equity Awards
Our non-employee director equity compensation policy provides that annually each non-employee director will be granted, immediately following our Annual Meeting of Stockholders, a Restricted Stock Unit Award (“RSU”) having a fair market value on the date of grant equal to $200,000 that vests in full on the one-year anniversary of the date of grant.
In connection with the adoption of the Co-Chairperson of the Board structure we adopted a compensation program to provide for an initial RSU grant for a non-employee Co-Chairperson of the Board, having a fair market value on the grant date equal to $150,000 that vests in full on the one-year anniversary of the date of grant. This grant is in addition to any other annual board service compensation. Upon completion of each full year of service, each non-employee Co-Chairperson of the Board of Directors will be granted, immediately following our Annual Meeting of Stockholders, additional RSUs having a fair market value on the date of grant equal to $150,000 that vests in full on the one-year anniversary of the date of grant. Awards granted to non-employee directors under the policies described above will accelerate and vest in full in the event of a change of control. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meals and other expenses incurred to attend meetings solely among the non-employee directors.
Stock Ownership Guidelines for Directors
In 2019, our Board of Directors established minimum Stock Ownership Guidelines for non-employee directors (the “Director Stock Ownership Guidelines”) that require each director to own Chegg equity having a value of at least three times his or her base annual cash retainer of $40,000. Shares subject to stock options, restricted stock units and performance based restricted stock units do not count towards satisfaction of these guidelines. Each non-employee director who was a director at the time the Director Stock Ownership Guidelines were adopted has until May 2023 to reach this ownership level. Each director elected after

Chegg, Inc.	29	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE
the establishment of the Director Stock Ownership Guidelines has five years from the year elected to reach the ownership level. Each of our non-employee directors either is in compliance with the minimum ownership requirement or is within the grace period.
The following table provides information for the year ended December 31, 2022 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2022. Mr. Rosensweig, our current President, Chief Executive Officer and Co-Chairperson of the Board of Directors, did not receive any compensation for his service as a director during the fiscal year ended December 31, 2022.
2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(3)	Option Awards ($)(3)	Total ($)(4)

Sarah Bond	50,000	199,993	—	249,993
Renee Budig	60,000	199,993	—	259,993
Paul LeBlanc	50,000	199,993	—	249,993
Marne Levine	70,000	199,993	—	269,993
Marcela Martin	50,000	199,993	—	249,993
Richard Sarnoff	50,000	349,888	—	399,888
Ted Schlein	60,000	199,993	—	259,993
Melanie Whelan(1)	52,799	199,993	—	252,792
John (Jed) York (2)	67,201	199,993	—	267,194

(1)	Ms. Whelan was appointed as the Chair of the Compensation Committee effective September 20, 2022 and received a pro-rated cash retainer for serving as Chair.
(2)	Mr. York was the Chair of the Compensation Committee until September 20, 2022 and received a pro-rated annual cash retainer for serving as Chair.
(3)	Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead these amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation-Stock Compensation, (formerly SFAS 123R) (“ASC 718”), for awards granted during 2022. During 2022, each non-employee member of the Board of Directors, who was a director as of the close of our 2022 Annual Meeting of Stockholders on June 1, 2022, was granted an RSU award covering 10,672 shares of our common stock with an aggregate grant date fair value of $199,993. Due to Richard Sarnoff's appointment as non-executive Co-Chairperson of the Board, Mr. Sarnoff received an additional RSU award covering 8,004 shares of our common stock with an aggregate grant date fair value of $149,994. The grant date fair value for RSUs was determined using the closing share price of our common stock on the date of grant. For information on other valuation assumptions with respect to stock awards, refer to notes 2 and 15 of the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. There can be no assurance that this grant date fair value will ever be realized by the non-employee director.
(4)	Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as members of our Board of Directors, but they are reimbursed for their reasonable travel expenses incurred in attending Board of Directors and committee meetings and certain Chegg events and approved continuing education programs.

Chegg, Inc.	30	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL ONE
Our non-employee directors held the following number of stock options and unvested RSU awards as of December 31, 2022.

Name	Option Awards	RSU Awards

Sarah Bond	—	11,486
Renee Budig	43,445	10,672
Paul LeBlanc	—	10,672
Marne Levine	144,467	10,672
Marcela Martin	—	12,802
Richard Sarnoff	—	18,676
Ted Schlein	—	10,672
Melanie Whelan	—	10,672
John (Jed) York	80,456	10,672

Our Board of Directors recommends a vote “FOR” the election of each of the three director nominees.

Chegg, Inc.	31	Proxy Statement for the 2023 Annual Meeting of Stockholders

Proposal No. 2

Non-Binding Advisory Vote on Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, we are required to seek, on a non-binding advisory basis, stockholder approval of the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
Compensation Program and Philosophy
Our executive compensation program is designed to:
•Attract, motivate and retain highly qualified executive officers in a competitive market;
•Provide compensation to our executives that are competitive and reward the achievement of challenging business objectives; and
•Align our executive officers’ interests with those of our stockholders by providing a significant portion of total compensation in the form of equity awards.
Our Board of Directors believes that our current executive compensation program has been effective at aligning our executive officers’ interests with those of our stockholders. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which further discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The "Executive Compensation—Compensation Discussion and Analysis—Stockholder Engagement and Results of 2022 Stockholder Advisory Vote on Executive Compensation" section of this proxy statement also discusses our actions in response to the input of our stockholders with respect to our executive compensation policies and procedures.
The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

Chegg, Inc.	32	Proxy Statement for the 2023 Annual Meeting of Stockholders

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of Chegg, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures set forth in the proxy statement relating to Chegg, Inc.’s 2023 Annual Meeting of Stockholders.”

Our Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Chegg, Inc.	33	Proxy Statement for the 2023 Annual Meeting of Stockholders

Proposal No. 3

Approval of the Chegg, Inc. 2023 Equity Incentive Plan
We are asking our stockholders to approve our new Chegg, Inc. 2023 Equity Incentive Plan (the “Plan”) because our 2013 Equity Incentive Plan (the “Prior Plan”), which was adopted in connection with our initial public offering, will expire on June 6, 2023. If the Plan is approved by our stockholders, the Plan will become effective on June 7, 2023, the date of our Annual Meeting.
If stockholders do not approve the Plan, we will not be able to provide equity incentives to attract and retain talent.
If the Plan is approved, the Plan will include 12,000,000 shares available for grant (the “Plan Pool”). In the interest of fulsome disclosure, between March 31, 2023 and June 6, 2023, we expect to grant approximately 4.0 million shares from our Prior Plan, including but not limited to with respect to our company-wide annual refresh grant cycle (the “Estimated Interim Grants”).
The proposed Plan Pool represents a 70.2% reduction from the remaining pool of 40,298,126 shares available for grant in our Prior Plan as of March 31, 2023 not accounting for the Estimated Interim Grants, and represents a 66.9% reduction from such pool after taking into account the Estimated Interim Grants. The proposed Plan Pool also represents an approximately $396 million reduction from our Prior Plan after taking into account the Estimated Interim Grants assuming the fair market value of the shares as of March 31, 2023.
The Plan does not include an “evergreen” (i.e., automatic annual increase) provision.
In addition, any shares subject to awards, including shares subject to awards granted under the Prior Plan that are outstanding on the date of our Annual Meeting, that are cancelled, forfeited, repurchased, expire by their terms without shares being issued, or are used to pay the exercise price of an option or stock appreciation right or withheld to satisfy the tax withholding obligations related to any award, will be returned to the pool of shares available for grant and issuance under the Plan.
Beginning June 6, 2023, the date on which the Prior Plan expires, no additional shares will be issued under the Prior Plan. Outstanding awards under the Prior Plan will remain outstanding, unchanged and subject to the terms of the Prior Plan and the respective award agreements, until the expiration of such awards in accordance with their terms.
Summary of the Proposal
Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to seek approval of the Plan. We believe this is necessary and appropriate for the following reasons:
•Equity compensation is a key element of our overall compensation program. While we are judicious in our use of equity, our equity program is exceptionally broad-based. We have provided the opportunity for 100% of our new hire full-time employees to receive equity grants, with approximately 85.0% of the shares granted in 2022 made to employees who

Chegg, Inc.	34	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
are not our NEOs. As stockholders of Chegg, our employees are substantially aligned with our broader stockholder base to drive the long-term growth of the Company.
•Our Board of Directors believes that the Plan will enable us to continue to attract, retain and motivate talented individuals who will help achieve our goals.
•Our ability to attract and retain the talent we need to compete in our industry would be seriously hindered if the Plan is not approved by our stockholders. Thus, if the Plan is not approved, we would expect to again seek approval from our stockholders for a new equity incentive plan at a special meeting prior to our 2024 annual stockholders meeting, which would increase costs and would be a distraction from our management team’s execution of our business goals. In addition, until a new equity incentive plan is approved, we may be required to consider other compensation alternatives, such as increasing cash compensation.
Equity Compensation Is a Critical Element of Our Compensation Program
In light of the impending expiration of our Prior Plan, approval of the Plan will allow us to continue to provide equity incentives to attract, retain and motivate talented individuals who will help expand our business and achieve our strategic objectives, to the benefit of all of our stockholders and in the best interest of Chegg.
We believe that our future success and our ability to remain competitive are dependent on our ability to attract, retain and motivate highly qualified talent. Competition for talent in our industry is intense. The use of equity compensation, including the grant of options, restricted stock units and certain performance-based restricted stock units, has historically been a significant part of our overall compensation philosophy and a cornerstone of our method for attracting and retaining top caliber employees. Allowing employees to acquire or increase their ownership stake in us aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success.
A broad-based equity incentive program focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders. We currently grant restricted stock units (“RSUs”) to the majority of our newly hired employees, RSUs to our executives and RSUs to our non-employee directors. We also grant performance-based restricted stock units (“PSUs”) to certain of our executives and anticipate continuing to do so in the future. This is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company.
Our Prior Plan will remain in effect only through June 6, 2023. If the Plan is not approved, we will not be able to grant RSUs or other forms of equity incentives and we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future success. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. If the Plan is not approved, we believe we would be at a disadvantage against competitor companies. Accordingly, if the Plan is not approved, we would likely be required to again seek approval from our stockholders for a new equity incentive plan at a special meeting prior to our 2024 annual meeting of stockholders, which would increase costs and would be a distraction from our management team’s execution of our business goals.
We Carefully Consider and Forecast Our Need for Shares
Our Compensation Committee thoughtfully manages our equity incentive programs to manage long-term stockholder dilution while maintaining our ability to attract, reward and retain key talent in a competitive market. In evaluating the number of shares initially reserved for grant under the Plan, our Compensation Committee considered a number of factors, including the costs of the share request as well as an analysis of certain burn rate and dilution metrics as summarized below.

Chegg, Inc.	35	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
Grant Practices
During the past three fiscal years, we granted equity awards under our Prior Plan as summarized in the chart below. We define gross “burn rate” as the number of time-based equity awards granted under our Prior Plan during the year plus performance-based equity awards earned and vested during the year, divided by the weighted average total number of shares of common stock outstanding. Our calculation of burn rate excludes potential dilution resulting from shares issued pursuant to our 2013 Employee Stock Purchase Plan (the “ESPP”). Our three-year average gross (which is not adjusted for forfeitures) burn rate was approximately 3.72% for fiscal years 2020 through 2022, as detailed in the chart below. This was below the three-year median gross burn rate of our 2022 compensation peer group (such peer group as described in detail in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement), which was 3.89%. This calculation of our burn rate does not include an adjustment for any shares that have been returned to the Prior Plan as a result of the forfeiture, lapse, repurchase or other termination of awards (“Returned Shares”). If the calculation of our three-year average gross burn rate was adjusted for the Returned Shares, it would be 3.0%.
As described in detail in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, our 2022 peer group includes 19 companies similar to Chegg in size, industry, relevant business and financial metrics, geography, and other factors. These companies are predominantly classified as Software & Services under MSCI's and S&P’s Global Industry Classification Standard Code (“GICS Code”) for categorizing public companies by economic sector and industry group. We note that Chegg is classified as Consumer Services, which includes some other online education related software businesses like Chegg, but is primarily made up of companies outside of the technology industry. There is a substantial difference in the use of equity compensation between these two industry classifications as demonstrated by the applicable burn rate benchmarks published by ISS – Consumer Services (GICS 2530) is 2.06% and Software & Services (GICS 4510) is 5.27%. Therefore, when evaluating the reasonableness of our burn rate, our Compensation Committee looks beyond our assigned GICS Code.

Fiscal year	Stock Options Granted	Restricted Stock Units Granted	Performance Stock Units Earned & Vested	Total	Weighted Average Common Shares Outstanding (Mil)	Burn Rate (%)

2022	—	4,937,550	270,949	5,208,499	127.6	4.08
2021	—	5,747,689	595,566	6,343,255	141.3	4.49
2020	—	2,132,769	1,068,133	3,200,902	125.4	2.57
				Chegg 3-Year Average Gross Burn Rate:		3.72
				Peer Group 3-Year Median Gross Burn Rate (using 2022 peer group):		3.89
Outstanding Awards and Overhang
As of March 31, 2023:
•There were 119,628,297 total shares of our common stock outstanding;
•The closing market price of our common stock on March 31, 2023 was $16.30; and
•Our outstanding stock options have a weighted average per share exercise price of $6.8765 and a weighted average remaining contractual term of 2.02 years.

Chegg, Inc.	36	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
The following table shows outstanding equity awards granted under our Prior Plan and our Amended and Restated 2005 Stock Incentive Plan, and the number of shares remaining for grant under our Prior Plan, in each case as of March 31, 2023.

Plan	Outstanding appreciation awards (options) under all plans	Full value awards outstanding under all plans (including PSUs at target)	Number of shares available for grant

Prior Plan	257,542	9,147,558	40,298,126
Amended and Restated 2005 Stock Incentive Plan	47,374	—	—
Total:	304,916	9,147,558	40,298,126
Based on this information, as of March 31, 2023, our outstanding equity awards (not including awards under our ESPP) plus shares available for future grant under our Prior Plan represented approximately 41.6% of our common stock outstanding, which we refer to as our “overhang.” If our Plan is approved, and assuming approximately 4.0m Estimated Interim Grants are issued between March 31, 2023 and June 6, 2023, we expect our overhang percentage instead to be approximately 21.3%.
Accordingly, our Board of Directors believes that the request for 12,000,000 shares is reasonable and prudent. After carefully forecasting our anticipated growth rate for the next few years and considering our historical usage and forfeiture rates, we currently believe that the proposed share reserve under the Plan will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for approximately two to three years. However, a change in business conditions, company strategy or equity market or our stock price performance could alter this projection.
Good Governance and Compensation Practices
The Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and good corporate governance and compensation practices, including:
•No evergreen;
•No option repricing without stockholder approval;
•No “liberal” change in control definition;
•No dividends on unvested awards;
•No excise tax gross ups;
•No automatic single trigger acceleration on a change in control;
•Minimum exercise price;
•Limits on non-employee director cash and equity compensation; and
•The ability to clawback awards under our clawback policies and/or any recoupment requirements imposed under applicable law or listing standards.

Chegg, Inc.	37	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
Purpose of the Plan
Approval of the Plan will enable us to continue to offer equity awards to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with our performance.
The Plan will also reflect the best current compensation practices that implement strong governance-related protections for our stockholders, as described in the “Summary of the 2023 Equity Incentive Plan” section of this proxy statement below.
If approved by our stockholders, the Plan will be effective on the date of stockholder approval. We intend to register the additional shares authorized under the Plan under the Securities Act. If our stockholders do not approve the Plan, the Plan will not become effective and, since our Prior Plan will have previously terminated, we will not be able to grant stock options, RSUs or other forms of equity incentives and we would be forced to consider cash replacement alternatives, and we would likely be required to again seek approval from our stockholders for a new equity incentive plan at a special meeting prior to our 2024 annual meeting of stockholders.
Summary of the 2023 Equity Incentive Plan
The following is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan, a copy of which is in included in its entirety as Appendix B to this proxy statement.
Background; Purpose. The Plan was adopted by our Board of Directors on April 7, 2023 and serves as the successor to the Prior Plan. Subject to our stockholder’s approval, the Plan will become effective on the date of our Annual Meeting, and will terminate 10 years after the date approved by our Board of Directors. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success.
Eligibility. Employees, officers, directors, consultants, independent contractors and advisors of the Company or any parent, subsidiary or affiliate of the Company are eligible to receive awards. As of March 31, 2023, we had 4 executive officers, 9 non-employee directors and approximately 1,727 other employees who would be eligible to participate in the Plan.
Administration. The Plan will be administered by the Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. The Compensation Committee will act as the plan administrator and have the authority to construe and interpret the Plan, grant awards, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the plan (subject to the limitations set forth in the Plan). However, our Board of Directors establishes the terms for the grant of awards to non-employee directors as discussed above under “Proposal No.1 - Election of Directors—Director Compensation.”
Share Reserve. If stockholders approve the Plan, there will be 12,000,000 shares authorized under the Plan, subject to adjustment only to reflect stock splits and similar events.
In addition, the following shares underlying awards granted under the Plan or the Prior Plan will become available for grant under the Plan: (a) shares subject to issuance upon exercise of a stock option or stock appreciation right but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the stock option or stock appreciation right; (b) shares subject to awards that are forfeited or are repurchased by the company at the original issue price; (c) shares subject to awards that otherwise terminate without such shares being issued; (d) shares surrendered pursuant to a stockholder-approved Exchange Program (as defined in the Plan), (e) shares that are subject to an award that is settled in cash; and (f) shares that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to an award.

Chegg, Inc.	38	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
Shares that otherwise become available for grant and issuance shall not include shares subject to awards that initially became available because of the Company’s substitution or assumption of awards granted by another company in connection with an acquisition of such company, or otherwise, as permitted under the Plan.
Equitable Adjustments. As is typical in equity plans, in the event of a change in our common stock via a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company without consideration, proportionate adjustments will be made to the number and class of shares reserved for issuance and future grant under the Plan (including the maximum number and class of ISOs (as defined below)), and the applicable exercise prices of and number and class of shares subject to outstanding awards, subject to any required action by the Board of Directors or the stockholders of the Company.
Equity Awards. The Plan will permit us to grant the following types of awards:
Stock Options. The Plan provides for the grant of Incentive Stock Options (“ISOs”) and Non-qualified Stock Options (“NQSOs”). ISOs may be granted only to our employees or employees of our parent, subsidiaries and affiliates. NQSOs may be granted to eligible employees, consultants and directors or any of our parent, subsidiaries or affiliates. We are able to issue no more than 36,000,000 shares pursuant to the grant of ISOs under the Plan. The Compensation Committee determines the terms of each option award, provided that ISOs are subject to statutory limitations. The Compensation Committee also determines the exercise price for a stock option, provided that the exercise price of an option may not be less than the fair market value of our common stock on the date of grant (with certain additional requirements for certain ISOs).
Options granted under the Plan vest at the rate and/or subject to performance requirements specified by the Compensation Committee and such vesting schedule is set forth in the stock option agreement to which such stock option grant relates. The Compensation Committee determines the term of stock options granted under the Plan, up to a term of ten years (with certain additional requirements for certain ISOs).
After the option holder ceases to provide services to us, he or she is able to exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates. Generally, the vested option will remain exercisable for three months after an optionee’s cessation of service, except in the case of termination due to death, disability or termination for cause. An option may not be exercised later than its expiration date.
Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance goals. If the RSUs have not been forfeited, then on the date specified in the award agreement we will deliver to the holder of the RSUs shares of our common stock, cash or a combination of our common stock and cash as specified in the applicable award agreement.
Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the Compensation Committee may impose. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. The Compensation Committee determines the price of a restricted stock award. Unless otherwise set forth in the award agreement, vesting will cease on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or subject to repurchase by us.
Stock Bonus Awards. A stock bonus is an award of shares of our common stock for past or future services to us. Stock bonuses can be granted as additional compensation for performance and, therefore, are not issued in exchange for cash. The Compensation Committee determines the number of shares to be issued as stock bonus and any restrictions on those shares. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. Unless otherwise set forth in the award agreement, vesting ceases on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or are subject to repurchase by us.

Chegg, Inc.	39	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price of the stock appreciation right. Stock appreciation rights may vest based on time or achievement of performance goals.
Performance Awards. A performance award is an award of a cash bonus or a bonus denominated in shares or units that is subject to performance factors. The award of performance shares may be settled in cash or by issuance of those shares (which may consist of restricted stock). These awards are subject to forfeiture because of termination of employment or failure to achieve the performance conditions.
Performance Factors. The Compensation Committee may establish performance goals from the performance criteria set forth in the Plan, which include the following: Profit Before Tax; Sales; Expenses; Billings; Revenue; Net revenue; Earnings (which may include earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and Adjusted EBITDA); Operating income; Operating margin; Operating profit; Controllable operating profit, or net operating profit; Net Profit; Gross margin; Operating expenses or operating expenses as a percentage of revenue; Net income; Earnings per share; Total stockholder return or relative stockholder return; Market share; Return on assets or net assets; The Company’s stock price; Growth in stockholder value relative to a pre-determined index; Return on equity; Return on invested capital; Cash Flow (including free cash flow or operating cash flows) or cash flow margins; Balance of cash, cash equivalents and marketable securities; Cash conversion cycle; Economic value added; Individual confidential business objectives; Contract awards or backlog; Overhead or other expense reduction; Credit rating; Completion of an identified special project; Completion of a joint venture or other corporate transaction; Strategic plan development and implementation; Succession plan development and implementation; Improvement in workforce diversity; Employee satisfaction; Employee retention; Customer indicators and/or satisfaction; New product invention or innovation; Research and development expenses; Attainment of research and development milestones; Improvements in productivity; Bookings; Working-capital targets and changes in working capital; Attainment of operating goals and employee metrics; Net new annual contract value; Net expansion rate; and any other metric as determined by the Compensation Committee. The Compensation Committee may provide for one or more equitable adjustments to the performance criteria to preserve the Compensation Committee’s original intent regarding such criteria at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules.
Stockholder Approval Required for Repricing, Exchange and Buyout. The Compensation Committee may not, without the approval of our stockholders, (i) reprice any Options or SARs, (ii) lower the exercise price per share of any award after it is granted or (iii) cancel any award when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award.
Insider Trading; Clawback Policy. Each participant who receives an award will comply with any policy adopted by the Company from time to time covering transactions in securities by employees, officers and/or directors of the Company.
All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board of Directors or required by law during the term of the participant’s employment or other service with the Company, and in addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards.
Restrictions on Dividends and Dividend Equivalents. A participant will have no right to payment of stock dividends or stock distributions with respect to unvested shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such unvested shares become vested shares and are no longer subject to restrictions and risk of forfeiture.

Chegg, Inc.	40	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
Change in Control. If we undergo a Corporate Transaction (as defined in the Plan), the Plan provides that outstanding awards shall be subject to the definitive agreement related thereto, and (i) may be continued, assumed, converted, replaced or substituted by the successor or acquiring entity, or by a parent or subsidiary of the successor or acquiring entity, for substantially equivalent awards (including, but not limited to, an award to acquire the same consideration paid to our stockholders pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments to the exercise price and the number and nature of shares subject to such awards as may be necessary or desirable under applicable law and the Internal Revenue Code of 1986, as amended (the “Code”), (ii) may be fully accelerated or (iii) may be settled for their intrinsic value (which may be determined to be zero). In the event such successor or acquiring corporation (if any) refuses to continue, assume, convert, replace or substitute awards, or awards are not settled for their intrinsic value, pursuant to a Corporate Transaction, then such awards shall have their vesting accelerate as to all shares subject to such award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction, with the acceleration of performance awards based on the greater of actual performance through the date of the Corporate Transaction or target performance unless otherwise set forth in the performance award agreement, and then such awards will terminate.
Awards need not be treated similarly in a Corporate Transaction and treatment may vary from award to award and/or from participant to participant.
In the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors will accelerate and such awards will become exercisable (as applicable) in full upon the consummation of such event at such times and on such conditions as the Compensation Committee determines.
Foreign Award Recipients. In order to comply with the laws in other countries in which the Company and its subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the Compensation Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish sub-plans and modify exercise procedures and other terms and procedures, and take any action that the Compensation Committee determines to be necessary or advisable to comply with any local governmental regulatory exemptions or approvals.
Transferability of Awards. Unless the Compensation Committee provides otherwise, the Plan does not allow for the transfer of awards, other than by will or the laws of descent and distribution, and generally only the recipient of an award may exercise it during his or her lifetime.
Grants to Non-Employee Directors. Non-employee directors are eligible to receive any type of award offered under the Plan except ISOs. No non-employee director may receive awards under the Plan that, when combined with cash compensation received for service as a non-employee director, exceeds $750,000 in value in any calendar year ($1,000,000 in the calendar year in which such non-employee director first joins the Board of Directors). Awards under the Plan may be granted to non-employee directors, may be automatically made pursuant to a policy adopted by the Board of Directors, or made from time to time as determined in the discretion of the Board of Directors.
Amendment and Termination. The Board of Directors is permitted to amend or terminate the Plan at any time, subject to stockholder approval where required. In addition, no amendment that is detrimental to a participant in the Plan may be made to an outstanding award without the consent of the affected participant unless such termination or amendment is necessary to comply with applicable, law, regulation or rule. Provided the Plan is approved by our stockholders at the Annual Meeting, and unless terminated earlier in accordance with its terms, the Plan will terminate 10 years from April 7, 2023, the date the Plan was adopted by the Board of Directors.
Federal Income Tax Consequences. The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards

Chegg, Inc.	41	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
that may be granted under the Plan. This summary deals with the general tax principles and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.
Nonqualified Stock Options, Stock Appreciation Rights. A recipient of an NSO or stock appreciation right will not recognize taxable income upon the grant of those awards. However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise. The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided that he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were acquired by the recipient. If the shares are not held for the holding periods described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Restricted Stock Units. A holder of RSUs does not recognize taxable income when the RSUs are granted. The recipient of the award generally will recognize ordinary income in each year in which the units vest in an amount equal to the fair market value of the shares of common stock received. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Other Awards. The grant of Restricted Stock Awards, Stock Bonus Awards and Performance Shares will generally not be a taxable event. Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant).
In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code and the relevant income tax regulations. Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. We may from time to time pay compensation to our executives that may not be deductible if the Compensation Committee believes that doing so is in the best interests of our stockholders.
ERISA Information. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
New Plan Benefits
No awards have been made under the Plan, and no awards have been granted that are contingent on the approval of the Plan. Awards under the Plan would be made at the discretion of the Compensation Committee or the Board of Directors. Therefore, the benefits and amounts that will be received or allocated under the Plan in the future are not determinable at this time.
Currently, our non-employee directors are entitled to receive cash and equity compensation for their service as directors as described above under the “Proposal No.1 - Election of Directors—Director Compensation” section of this proxy statement.
For further and complete information on the terms of the Proposed Plan, please see the full text of the Proposed Plan in Appendix B.

Chegg, Inc.	42	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL THREE
Vote Required and Board of Directors Recommendation
The approval of the Plan requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

Our Board of Directors recommends a vote “FOR” the approval of the 2023 Equity Incentive Plan as disclosed in this proxy statement.

Capable We are experts and you can trust us.

Chegg, Inc.	43	Proxy Statement for the 2023 Annual Meeting of Stockholders

Proposal No. 4

Approval of the Chegg, Inc. Amended and Restated
2013 Employee Stock Purchase Plan
We are asking our stockholders to approve the amendment and restatement, in its entirety, of our 2013 Employee Stock Purchase Plan (our “ESPP” and, as amended and restated, our “Restated ESPP”) to enable our employees to continue to purchase shares of our common stock under the Restated ESPP. The approval of this amendment and restatement of the ESPP will (i) reduce the available share pool of our ESPP to 4,000,000 shares of our common stock from 10,801,299, (ii) remove the automatic increase (“evergreen”) provision, (iii) extend the term of the ESPP and (iv) make certain clarifying revisions. Our Board of Directors adopted the Restated ESPP on April 7, 2023, subject to approval by our stockholders. The Restated ESPP will become effective on June 7, 2023, the date of our Annual Meeting, if approved by our stockholders. We are not asking for any additional shares for the ESPP and are reducing the available share pool to 4,000,000 shares.
Our Board of Directors believes that our success to date is, and our future success will be, due to our highly talented employee base. Our Board of Directors believes that the ESPP has been, and the Restated ESPP will be, an important incentive tool supporting us in our continued efforts to attract, retain and motivate qualified employees, while also aligning the long-term value creation objectives of our workforce with those of our stockholders.
If the Restated ESPP is not approved, the ESPP will expire on May 15, 2024.
The primary purpose of the Restated ESPP is to:
•Decrease the available share pool to 4,000,000 shares of our common stock.
•Remove the evergreen provision.
•Extend the term such that the Restated ESPP will expire upon the earlier of the issuance of all the shares of our common stock reserved for issuance under the Restated ESPP or its termination by our Board of Directors.
As of March 31, 2023, 10,801,299 shares remained available for issuance under the ESPP and 2,788,867 had previously been granted under the ESPP. The total number of shares reserved under the ESPP since its original adoption in 2013 is 13,585,718 shares, which includes the shares that have already been issued under the ESPP and are no longer available for issuance. If the Restated ESPP is approved, the available share pool will be reduced to 4,000,000 shares. The closing market price of our common stock as of March 31, 2023 was $16.30 per share, as reported on the NYSE. As of March 31, 2023, there were 119,628,297 shares of our common stock outstanding. As noted above, no new shares are being requested for the Restated ESPP.

Chegg, Inc.	44	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL FOUR
We believe that reduced share pool under the Restated ESPP will give us an adequate number of shares to operate the ESPP for several years; however, this is an estimate and future circumstances (including the rate at which employees participate in the ESPP and the trading price of our common stock) may impact the rate at which the shares reserved are utilized and may result in the pool of shares lasting a shorter or longer period of time.
Summary of the Restated ESPP
The Restated ESPP provides eligible employees with an opportunity to purchase shares of our common stock at a discount through accumulated payroll deductions. The principal terms of the Restated ESPP are summarized below. This summary is qualified in its entirety by reference to the full text of the Restated ESPP, which is attached as Appendix C to this proxy statement.
The Restated ESPP, including the right of participants to make purchases under the Restated ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 421 and 423 of the Code. The provisions of the Restated ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The Restated ESPP will not be a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.
Shares Reserved for Issuance
We are not asking for any additional shares for the Restated ESPP and are reducing the available share pool to 4,000,000 shares from 10,801,299. Additionally, the Restated ESPP does not include an evergreen provision.
Offering Periods
The Restated ESPP is currently expected to continue to be administered through consecutive six-month periods referred to as Offering Periods, commencing on May 16 and November 16 of each year. The Compensation Committee may change the duration and structure of future Offering Periods in accordance with the terms of the Restated ESPP, provided that no Offering Period may extend for a period longer than 27 months.
On the first trading day of each Offering Period (the “Offering Date”), each eligible employee who has properly enrolled in that Offering Period in accordance with the rules prescribed by the Compensation Committee will be granted an option to purchase shares of the Company’s common stock to be funded by payroll deductions, based on the participant’s elected contribution rate. Unless a participant has properly withdrawn from the Offering Period, each option granted under the Restated ESPP will automatically be exercised on the last trading day of the Offering Period (the “Purchase Date”). The purchase price will be equal to 85% of the lesser of the fair market value of our common stock on (i) the Offering Date and (ii) the Purchase Date.
Plan Administration
The Restated ESPP is administered by our Compensation Committee. Subject to the terms of the Restated ESPP, the Compensation Committee will have the authority to, among other matters, determine the eligibility of participants, determine the terms and conditions of offerings under the Restated ESPP, and construe and interpret the terms of the Restated ESPP.
Eligibility
Generally, all of our employees and employees of any of our subsidiaries designated by the Compensation Committee will be eligible to participate in the Restated ESPP; provided that employees who own (or are deemed to own as a result of stock attribution rules) stock constituting 5% or more of the total combined voting power or value of all classes of our stock or any of our subsidiaries will not be permitted to participate in the Restated ESPP. As of the date hereof, no employee owns this amount of stock.

Chegg, Inc.	45	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL FOUR
The Compensation Committee may, in its discretion, exclude the following categories of employees from participation: (i) employees who are not employed prior to the beginning of an Offering Period or prior to such other time period as specified by the Compensation Committee; (ii) employees who have been employed less than two (2) years; (iii) employees who are customarily employed 20 hours or less per week; (iv) employees who are customarily employed five months or less in a calendar year; (v) certain “highly compensated” employees; (vi) employees who are citizens or residents of a foreign jurisdiction, if such employee’s participation is prohibited under the laws of the jurisdiction governing such employee or compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; (vii) employees who do not meet any other eligibility requirements that the Compensation Committee may choose to impose (within the limits permitted by the Code); and (viii) individuals who provide services to the Company who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
As of March 31, 2023, approximately 1,727 of our employees were eligible to participate in the Restated ESPP, and approximately 1,392 employees participated in the ESPP from 2014 through 2022.
Enrollment in the Restated ESPP
Eligible employees become participants in the Restated ESPP by completing a subscription agreement, or enrolling online, to authorize payroll deductions prior to the applicable Offering Date. A person who becomes employed after the commencement of an Offering Period may not participate in the Restated ESPP until the commencement of the next Offering Period.
Contribution and Purchase Limitations
Unless otherwise determined by the Compensation Committee in accordance with the terms of the Restated ESPP, no participant may (i) elect a contribution rate of more than 15% of his or her Compensation (as defined in the Restated ESPP) for the purchase of shares under the Restated ESPP in any one payroll period; (ii) purchase more than 8,000 shares of the Company’s common stock under the Restated ESPP on any one Purchase Date (or such greater or lesser number as the Compensation Committee may determine); and (iii) purchase shares that have a fair market value of more than $25,000, determined as of the Offering Date, in any calendar year in which the Offering Period is in effect.
Certain Corporate Transactions
If the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then the Compensation Committee will proportionately adjust the number and class of shares available under the Restated ESPP, the purchase price, the number of shares any participant has elected to purchase and the limit on the number of shares a participant may purchase on any one Purchase Date.
In the event of a Corporate Transaction (as defined in the Restated ESPP), each outstanding right to purchase our common stock under the Restated ESPP will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened and provide for a new final Purchase Date, which shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Compensation Committee. The Restated ESPP shall terminate on the closing of the Corporate Transaction.

Chegg, Inc.	46	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL FOUR
Amendments and Termination
The Compensation Committee may generally amend, suspend or terminate the Restated ESPP at any time without stockholder approval, except as may be required by applicable law or exchange listing rules. Unless sooner terminated by the Compensation Committee, the Restated ESPP will terminate on the date all shares available for issuance under the Restated ESPP have been issued.
Certain U.S. Federal Income Tax Consequences
The following is a general summary of the United States federal income tax consequences to us and to participants in the Restated ESPP based on tax laws in effect as of the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to any particular participant. Among other considerations, this summary does not describe the tax laws of any state, municipality or foreign jurisdiction, or describe gift, estate, excise, payroll or other employment taxes. Participants are advised to consult with their tax advisors regarding the tax consequences of participation in the Restated ESPP. The Restated ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and the following discussion is based on the assumption that it is so qualified.
Each participant’s payroll deductions under the Restated ESPP will be made on an after-tax basis. Generally, the participant will not recognize any taxable income at the time he or she is granted an option to purchase shares of common stock during an Offering Period or at the time the option is exercised to purchase shares on behalf of the participant. Generally, for U.S. participants, the participant will generally only recognize taxable income (or loss) on the date the participant sells or otherwise disposes of the acquired shares. The particular tax consequence depends on the length of time such shares are held by the participant prior to the sale or disposition, and the location of the participant.
If the shares are sold or disposed of more than two years from the first day of the Offering Period during which the shares were purchased, and more than one year from the Purchase Date or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the amount by which the fair market value of the shares on the Offering Date exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Offering Date) and (ii) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.
We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.
New Plan Benefits
Participation in the Restated ESPP is voluntary and each eligible employee will have the discretion to determine whether and to what extent to participate in and contribute to the Restated ESPP. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the Restated ESPP are not determinable at this time.

Chegg, Inc.	47	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL FOUR
Historical Plan Benefits
The table below sets forth the number of shares purchased pursuant to our ESPP since inception through March 31, 2023 by our named executive officers (as defined in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement), all current executive officers as a group and all employees (excluding all current executive officers) as a group as of March 31, 2023. Our non-employee directors were not eligible to participate in our ESPP.

Named Executive Officer and Position	Number of Shares Issued Under ESPP

Dan Rosensweig, President, Chief Executive Officer and Co-Chairperson	17,023
Andrew Brown. Chief Financial Officer	1,334
Nathan Schultz, Chief Operating Officer	9,769
John Fillmore, President of Chegg Skills	17,023
All current executive officers as a group (4 persons)	45,149
All employees (excluding current executive officers)	2,743,718
Vote Required and Board Recommendation
The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting that are voted “FOR” or “AGAINST” this proposal. Broker non-votes and abstentions will have no effect on the outcome of the vote.

Our Board of Directors recommends a vote “FOR” the approval of the Chegg, Inc. Amended and Restated 2013 Employee Stock Purchase Plan as disclosed in this proxy statement.

Chegg, Inc.	48	Proxy Statement for the 2023 Annual Meeting of Stockholders

Proposal No. 5

Ratification of Independent Registered Public Accounting Firm
Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2023. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of its principal independent registered public accounting firm to stockholders for ratification. In the event that the appointment of Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our principal independent registered public accounting firm.
Deloitte audited our financial statements for the fiscal year ended December 31, 2022. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm’s Fees Report
We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.
In addition to performing the audit of our consolidated financial statements, Deloitte, the member firm of Deloitte Touche Tohmatsu Limited and their respective affiliates (the “Deloitte Group”), provided various other services during 2022 and 2021. Our Audit Committee has determined that the Deloitte Group’s provisioning of these services, which are described below, does not impair Deloitte’s, or the Deloitte Group’s, independence from Chegg.
Fees Paid to Independent Registered Public Accounting Firm
Fees billed to us by the Deloitte Group for services rendered in 2022 and 2021 totaled $4,002,809 and $5,591,237, respectively, and consisted of the following:

Fees Billed to Chegg	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)

Audit fees	3,457,949	3,312,309
Audit related fees	—	2,116,848
Tax fees	544,860	162,080
All other fees	—	—
Total fees	4,002,809	5,591,237

Chegg, Inc.	49	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROPOSAL FIVE
Audit Fees
Audit Fees include the aggregate fees incurred for the audits of the annual consolidated financial statements and the effectiveness of our internal control over financial reporting, including accounting consultations, comfort procedures related to our equity and convertible senior notes offerings, and the reviews of our quarterly financial statements. In addition, this category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees include the aggregate fees incurred for acquisition related financial due diligence services.
Tax Fees
Tax fees primarily included tax compliance, tax advisory and consulting services.
All Other Fees
The Company paid no other fees to the Deloitte Group during the fiscal years ended December 31, 2022 and 2021.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

Our Board of Directors recommends a vote “FOR” approval of Proposal No. 5.

Moments that inspire Real life. Real possibilities.

Chegg, Inc.	50	Proxy Statement for the 2023 Annual Meeting of Stockholders

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 10, 2023 by:
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors or director nominees;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 119,628,297 shares of our common stock outstanding on April 10, 2023. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to equity awards that are currently vested or will become vested within 60 days of April 10, 2023 to be outstanding and to be beneficially owned by the person holding the award for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Chegg, Inc.	51	Proxy Statement for the 2023 Annual Meeting of Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Chegg, Inc., 3990 Freedom Circle, Santa Clara, California 95054.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned

NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Dan Rosensweig(1)	1,683,505	1.4%
Andrew Brown(2)	164,829	*
Nathan Schultz(3)	149,664	*
John Fillmore(4)	104,286	*
Esther Lem(5)	112,825	*
Sarah Bond(6)	14,918	*
Renee Budig(7)	83,508	*
Paul LeBlanc(8)	11,861	*
Marcela Martin(9)	12,269	*
Marne Levine(10)	130,295	*
Richard Sarnoff(11)	225,959	*
Ted Schlein(12)	280,879	*
Melanie Whelan(13)	24,528	*
John (Jed) York(14)	119,039	*
Directors and Executive Officers as a Group(15)	3,118,365	2.6
5% STOCKHOLDERS:
Baillie Gifford & Co(16)	17,929,525	15.0%
The Vanguard Group, Inc.(17)	12,012,019	10.0%
BlackRock, Inc.(18)	9,026,981	7.5%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	Consists of (a) 1,605,457 shares held by Mr. Rosensweig, (b) 25,000 shares held by The Rosensweig Family Revocable Trust U/A/D 03-12-07 where Mr. Rosensweig is a Co-Trustee, (c) 48,842 shares held by The Rosensweig 2012 Irrevocable Children's Trust U/A/D 11-06-12 where Mr. Rosensweig is a Co-Trustee, and (d) 4,206 restricted stock units held by Mr. Rosensweig that will vest within 60 days of April 10, 2023.
(2)	Consists of (a) 53,883 shares held by Mr. Brown, (b) 108,843 shares held by The Andy and Pam Brown Family Trust where Mr. Brown is a Co-Trustee, and (c) 2,103 restricted stock units held by Mr. Brown that will vest within 60 days of 10, 2023.
(3)	Consists of (a) 147,561 shares held by Mr. Schultz and (b) 2,103 restricted stock units held by Mr. Schultz that will vest within 60 days of 10, 2023.
(4)	Consists of (a) 102,604 shares held by Mr. Fillmore and (b) 1,682 restricted stock units held by Mr. Fillmore that will vest within 60 days of April 10, 2023.
(5)	Consists of (a) 111,479 shares held by Ms. Lem and (b) 1,346 restricted stock units held by Ms. Lem that will vest within 60 days of April 10, 2023.
(6)	Consists of (a) 4,246, shares held by Ms. Bond, and (b) 10,672 restricted stock units held by Ms. Bond that will vest within 60 days of April 10, 2023.
(7)	Consists of (a) 29,391 shares held by Ms. Budig, (b) 43,445 shares subject to stock options held by Ms. Budig that are exercisable within 60 days of April 10, 2023, and (c) 10,672 restricted stock units held by Ms. Budig that will vest within 60 days of April 10, 2023.
(8)	Consists of (a) 1,189 shares held by Mr. LeBlanc and (b) 10,672 restricted stock units that will vest within 60 days of April 10, 2023.
(9)	Consists of (a) 1,130 shares held by Ms. Martin and (b) 10,939 restricted stock units that will vest within 60 days of April 10, 2023.
(10)	Consists of (a) 11,197 shares held by Ms. Levine, (b) 108,426 shares subject to stock options held by Ms. Levine that are exercisable within 60 days of April 10, 2023, and (c) 10,672 restricted stock units that will vest within 60 days of April 10, 2023.
(11)	Consists of (a) 207,283 shares held by Mr. Sarnoff, and (b) 18,676 restricted stock units that will vest within 60 days of April 10, 2023.
(12)	Consists of (a) 189,737 shares held by Mr. Schlein, (b) 80,470 shares held by the Schlein Family Trust dated April 20, 1999, and (c) 10,672 restricted stock units that will vest within 60 days of April 10, 2023.
(13)	Consists of (a) 13,856 shares held by Ms. Whelan and (b) 10,672 restricted stock units that will vest within 60 days of April 10, 2023.
(14)	Consists of (a) 27,911 shares held by Mr. York, (b) 80,456 shares subject to stock options held by Mr. York that are exercisable within 60 days of April 10, 2023, and (c) 10,672 restricted stock units that will vest within 60 days of April 10, 2023.

Chegg, Inc.	52	Proxy Statement for the 2023 Annual Meeting of Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(15)	Consists of (a) 2,770,279 shares, (b) 232,327 shares subject to stock options that are exercisable within 60 days of April 10, 2023, and (c) 115,759 restricted stock units which are subject to vesting conditions expected to occur within 60 days of April 10, 2023, each of which are held by our directors and officers as a group.
(16)	Consists of 17,929,525 shares of Chegg's common stock beneficially owned as of December 31, 2022, based on a Schedule 13G/A filed with the SEC on January 18, 2023, by Baillie Gifford & Co. In such filing, Baillie Gifford & Co. lists its address as Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK, and indicates that it has solve voting power with respect to 16,069,648 shares of Chegg's common stock, shared voting power with respect to 0 shares of Chegg's common stock, sole dispositive power with respect to 17,929,525 shares of Chegg's common stock, and shared dispositive power with respect to 0 shares of Chegg's common stock. Securities reported on the Schedule 13G/A as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.
(17)	Consists of 12,012,019 shares of Chegg’s common stock beneficially owned as of December 31, 2022, based on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has sole voting power with respect to 0 shares of Chegg’s common stock, shared voting power with respect to 211,596 shares of Chegg’s common stock, sole dispositive power with respect to 12,012,019 shares of Chegg’s common stock, and shared dispositive power with respect to 206,724 shares of Chegg’s common stock.
(18)	Consists of 9,026,981 shares of Chegg’s common stock beneficially owned as of December 31, 2022, based on a Schedule 13G/A filed with the SEC on February 3, 2023, by Blackrock, Inc. In such filing, Blackrock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055, and indicates that it has sole voting power with respect to 8,796,099 shares of Chegg’s common stock, shared voting power with respect to 0 shares of Chegg’s common stock, sole dispositive power with respect to 9,026,681 shares of Chegg’s common stock, and shared dispositive power with respect to 0 shares of Chegg’s common stock.

Chegg Dedicated to empowering students.

Chegg, Inc.	53	Proxy Statement for the 2023 Annual Meeting of Stockholders

Our Management

The names of our executive officers, their ages as of April 10, 2023, and their positions are shown below.

Name	Age	Position(s)

Dan Rosensweig	62	President, Chief Executive Officer and Co-Chairperson
Andrew Brown	63	Chief Financial Officer
Nathan Schultz(1)	45	Chief Operating Officer
John Fillmore	43	President of Chegg Skills
Esther Lem	67	Chief Marketing Officer

(1)	Mr. Schultz was promoted from President of Learning Skills to Chief Operating Officer on October 18, 2022.
The Board of Directors chooses executive officers, who then serve at the discretion of the Board of Directors. There are no familial relationships between any of our executive officers and directors.
For information regarding Mr. Rosensweig, please refer to the “Proposal No. 1 –Election of Directors” section of this proxy statement above.
Andrew Brown has served as our Chief Financial Officer since October 2011. From 2004 to 2009, Mr. Brown served as the Chief Financial Officer of Palm, Inc., a smartphone provider. Mr. Brown was semi-retired following his departure from Palm before he joined us. Prior to serving at Palm, Mr. Brown served as the Chief Financial Officer of Pillar Data Systems, Inc., a computer data storage company, Legato Systems, Inc., a storage management company subsequently acquired by Dell EMC (formerly EMC Corporation), and ADPT Corporation (formerly Adaptec, Inc.). Mr. Brown also serves on the business school advisory board at Eastern Illinois University. Mr. Brown holds a B.S. in accounting from Eastern Illinois University.
Nathan Schultz has served as our Chief Operating Officer since October 2022 and previously served as our President of Learning Services from December 2018 to October 2022, our Chief Learning Officer from June 2014 until December 2018, our Chief Content Officer from May 2012 until June 2014, our Vice President of Content Management from 2010 to May 2012 and our Director of Textbook Strategy from 2008 to 2010. Prior to joining us, Mr. Schultz served in various management positions at R.R. Bowker LLC, a provider of bibliographic information and management solutions; Monument Information Resource, a marketing intelligence resource acquired by R.R. Bowker; Pearson Education, an education publishing and assessment service; and Jones & Bartlett Learning LLC, a division of Ascend Learning Company and provider of education solutions. Mr. Schultz holds a B.A. in History from Elon University.

Chegg, Inc.	54	Proxy Statement for the 2023 Annual Meeting of Stockholders

OUR MANAGEMENT
John Fillmore has served as our President of Chegg Skills since September 2020 and previously served as our Chief Business Officer from December 2018 until September 2020, our Chief of Business Operations from October 2015 to December 2018 and our Business Leader for Required Materials from June 2013 to October 2015. Prior to Chegg, Mr. Fillmore’s experience included service at Bain & Company, a management consulting firm, and as Chief Deputy Director for the Office of Planning and Research under then-California Governor Arnold Schwarzenegger, where he focused on education and economic development. Mr. Fillmore holds a B.S. from the University of Oregon Robert D. Clark Honors College and an M.B.A. from Harvard Business School.
Esther Lem has served as our Chief Marketing Officer since December 2010. In 2009, Ms. Lem served as the Vice President, Hair Projects, Global Hair Category at Unilever N.V., a global supplier of food, home and personal care products. From 2000 to 2009, Ms. Lem served as the Vice President of Brand Development for Unilever North America on the deodorants and hair categories, a division of Unilever. Prior to 2000, Ms. Lem served as the Vice President of Marketing for Unilever Canada. Ms. Lem also currently serves on the Board of Directors of Aceable, Inc., an online provider of licensing courses. Ms. Lem holds an Honors Business Administration degree (H.B.A.) in business from the University of Western Ontario.

A real world of possibility Supporting students in their learning journey.

Chegg, Inc.	55	Proxy Statement for the 2023 Annual Meeting of Stockholders

Executive Compensation

Compensation Discussion and Analysis
Executive Summary
In this Compensation Discussion and Analysis, we address our compensation program for our executive officers and specifically the compensation paid or awarded to the following executive officers of our Company for the year ended December 31, 2022 who are listed in the Summary Compensation Table that follows this discussion and who we refer to as our “named executive officers” or “NEOs”:

Name	Title

Dan Rosensweig	President, Chief Executive Officer and Co-Chairperson
Andrew Brown	Chief Financial Officer
Nathan Schultz(1)	Chief Operating Officer
John Fillmore	President of Chegg Skills
Esther Lem	Chief Marketing Officer

(1)	Mr. Schultz was promoted from President of Learning Skills to Chief Operating Officer on October 18, 2022.
References in this section to “fiscal year 2022,” “fiscal year 2021” and “fiscal year 2020” refer to our fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020 respectively.
Business Overview
Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals.
Performance Highlights
During 2022, Chegg executed well in a challenging operating environment, including the enrollment loss of nearly 1.5 million students in the US during COVID and a decreased emphasis on academic rigor from both students and professors. These industry-wide headwinds created a reduction in the demand for higher education support services and, ultimately, a substantial

Chegg, Inc.	56	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
decline in the number of new subscribers to our services, particularly in the first half of 2022. However, by the second half of the year, we saw improvements in new subscribers, increased take-rates for the Chegg Study Pack (which now stands at 40%), and retention for the Chegg Study Pack nearly equaling that of Chegg Study. In addition, we also saw increased demand for Chegg Skills.
Chegg ended the year on a strong note, with 8.2 million subscribers in 2022, Chegg Services Revenue year over year growth of 10%, Adjusted EBITDA margin of 33%, and $150 million in free cash flow.(1) Through it all, we continued to focus on our mission: providing overwhelming value to learners across the world while investing for future growth. We remained focused on improving content, personalization, and user experience domestically while localizing content, apps, and pricing for our international customers. We started to invest in non-academic content and services to serve learners more holistically, and these offerings are designed to deepen engagement, accelerate growth, strengthen brand loyalty, and importantly, help learners. We continue to leverage evolving technology, including artificial intelligence, to expand our content capabilities and increase our efficiency. We believe the best learning experience for students will include artificial intelligence and machine learning models that are trained with large education data sets including input from vertical experts and that are designed specifically for learning. We are very excited about the next chapter for Chegg and are energized by the scale of the opportunity in front of us.
Compensation Highlights
Our Compensation Committee determined that Chegg's compensation philosophy and objectives would be best served and fulfilled with a mix of base salary and equity grants. Our Compensation Committee granted annual cycle long-term equity compensation to our NEOs with a target mix of 50% restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PSUs”).
Chegg Services Revenue and Adjusted EBITDA targets each represented 50% of the PSU targets for our NEOs. Chegg Services Revenue for fiscal year 2022 of $733.9 million did not meet the threshold target of $750 million set in our annual PSUs (“2022 PSUs”); and Adjusted EBITDA achieved at 79% of target with 2022 Adjusted EBITDA coming in at $254.5 million and target achievement set at $265 million. As a result, our NEOs' performance-based compensation was paid accordingly at a blended 39.5% of target.

(1)	See Appendix A for a reconciliation of GAAP to a non-GAAP measures and other information.

Chegg, Inc.	57	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Adjusted EBITDA is a non-GAAP financial measure. We define “Adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, acquisition-related compensation costs, transitional logistics charges, impairment of lease related assets, and restructuring charges. A reconciliation of net income to EBITDA or Adjusted EBITDA, prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), is included as Appendix A to this proxy statement.
In addition, by delivering the vast majority of our NEOs' compensation in the form equity, the value ultimately realized by our executives continues to be closely linked to our stock price performance. As of December 31, 2022, our CEO's “realizable value” of compensation (see below chart) is only 54% of target, further demonstrating alignment between pay and performance.
Target total direct compensation reflects salary paid through 2022 and the grant date fair value of the 2022 equity awards, including RSUs and PSUs. Realizable value reflects salary paid during 2022 and value of the 2022 equity awards based on Chegg's closing stock price of $25.27 on December 31, 2022, with the 2022 PSUs earned at 39.5% of target.
Stockholder Engagement and Results of 2022 Stockholder Advisory Vote on Executive Compensation
We value the input of our stockholders on our compensation program, and we critically assess our compensation program taking into account such input. We regularly engage with our stockholders on a variety of issues, including their views on our executive compensation practices. We hold an advisory vote on executive compensation, or a say-on-pay vote, on an annual basis. At the Annual Meeting of Stockholders on June 1, 2022, 75.8% of our stockholders voted “FOR” our executive compensation program (63.4% including those that voted “ABSTAIN”).
As a follow-up to the 2022 Annual Meeting of Stockholders, we reached out to our top stockholders. We spoke directly to and/or received feedback from those holding approximately 36% of our outstanding common stock. Discussions on compensation with these stockholders were generally led by Melanie Whelan, Chair of our Compensation Committee, and Debra Thompson, our Chief People Officer. All feedback received was shared and discussed with our Compensation Committee. Some of our stockholders expressed concern over the one-time TSR awards granted in 2021, which were not repeated in 2022. Other stockholders had specific suggestions for metrics that could be considered for use within our incentive programs. In response to stockholders' feedback, for the 2023 PSU program, we will be incorporating a free cash flow performance metric. Many stockholders also expressed concern over the “evergreen” provision in our 2013 Equity Incentive Plan. As a result, our 2023 Equity Incentive Plan, which will be voted on by the stockholders at this year's annual meeting (see Proposal No. 3), does not contain an “evergreen” provision.
Our regular on-going discussions with stockholders provide an opportunity for us to receive input from our stockholders regarding our executive compensation program design and discuss the philosophy and structure of our executive compensation program, all of which help to guide us in refining the design of our executive compensation program.

Chegg, Inc.	58	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
We expect to continue our dialogue with stockholders and take their feedback into account when evaluating our executive compensation program going forward.
Compensation Practices
We designed our executive compensation program with the intention of aligning pay with performance while balancing risk and reward. To help us accomplish these key objectives, we have adopted the following policies and practices:

What We Do
•Pay-for-Performance
•Prioritize stockholder alignment with a high percent of pay mix allocated to equity compensation, half of which is performance-conditioned for our executive officers
•Use a representative and relevant peer group for assessing compensation
•Consider stockholder dilution and burn rate in our equity compensation decisions
•Include caps on individual payouts in incentive plans
•Maintain a recoupment policy on cash or equity incentive awards in the event of a financial restatement
•Maintain stock ownership guidelines for our executive officers and non-employee directors
•Maintain a Compensation Committee comprised solely of independent directors
•Retain an independent compensation consultant
•Conduct ongoing stockholder outreach
•Conduct an annual Say-On-Pay Vote

What We Don't Do
•Provide guaranteed annual salary increases or bonuses
•Provide excise tax gross-ups
•Provide defined benefit or contribution retirement plans or arrangements, other than our Section 401(k) plan which is generally available to all employees
•Provide excessive benefits and/or perquisites to our executive officers, including retiree post-termination benefits
•Include “single-trigger” vesting change of control provisions in equity awards
•Allow hedging or monetization transactions, such as zero cost collars and forward sale transactions

Process for Setting Executive Compensation
Compensation Philosophy and Objectives
Our executive compensation program is designed to:
•Attract, motivate and retain highly qualified executive officers in a competitive market;
•Reward the achievement of challenging business objectives; and
•Align our executive officers’ interests with those of our stockholders by providing a significant portion of total compensation in the form of equity awards.
We operate in a fast-paced, innovative education software and services industry, which is an emerging category with very few public company peers in the United States. We are the largest direct-to-student education learning platform. Our executive team possesses a unique mix of education software industry experience and the ability to scale for high growth and profitability. Our

Chegg, Inc.	59	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
leaders are difficult to replace, and we compete for talent in the highly competitive San Francisco Bay Area market. To retain key talent and remain competitive in our labor market, we provide compensation to our employees that recognizes and incentivizes high performance.
Our total direct compensation to our executive officers consists of two components: base salary and equity incentive compensation. Our base salaries provide a stable source of income and keep our compensation competitive. Our time and performance-based equity compensation provides an incentive for our executive officers to achieve both short-term and long-term corporate goals. We generally do not grant cash bonuses to our executives. We believe that allocating a meaningful percentage of compensation to equity-based opportunities motivates our executive officers to create long-term stockholder value. Our total direct compensation is generally targeted at market competitive ranges, and while competitive market data informs the pay decisions of our Compensation Committee, it is not the determinative factor in setting our executives’ compensation. In setting compensation levels, our Compensation Committee further takes into account our financial and market performance on an absolute basis and relative to our peer group, as well as individual factors, including but not limited to job responsibilities and complexity of the role, contributions to Chegg, market competition for talent, experience and tenure.
Role of Our Compensation Committee, Management and Independent Compensation Consultant
Role of Our Compensation Committee
Our Compensation Committee is responsible for developing, implementing, and overseeing our compensation and benefit programs and policies, including administering our equity incentive plans. On an annual basis, the Compensation Committee reviews and approves compensation decisions relating to our executive officers, including our CEO, taking into consideration compensation on a role-specific basis as well as relative to positions at a similar level and for the executive team overall, and our corporate financial performance and overall financial condition.
The Compensation Committee also evaluates risk as it relates to our compensation programs, including our executive compensation program. As discussed under “Risk Considerations” section of this proxy statement below, the Compensation Committee does not believe that our compensation and benefits programs and policies encourage excessive or inappropriate risk taking.
Role of Our Management
Our CEO reviews the annual performance of each executive (except his own performance) and makes recommendations to the Compensation Committee regarding each executive’s base salary and equity compensation (other than for himself). The Compensation Committee may modify individual compensation levels and components for executive officers and is not bound to accept our CEO’s recommendations.
Role of Our Independent Compensation Consultant
For fiscal year 2022, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee determined that FW Cook is an independent compensation advisor including for purposes of the Dodd-Frank Act and other applicable SEC and NYSE regulations. During fiscal year 2022, FW Cook was retained to review our compensation philosophy and objectives, to develop a compensation peer group, to gather and analyze compensation data for our compensation peer group, to evaluate compensation practices and pay levels for our executives and non-employee directors, to review certain compensation arrangements with our executives, and to assist with our disclosure in this Compensation Discussion and Analysis. In the course of fulfilling these responsibilities, representatives of FW Cook attended Compensation Committee meetings and met with management from time to time to gather relevant information.

Chegg, Inc.	60	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
FW Cook performs no other services for us, other than its work for the Compensation Committee and only reports to the Compensation Committee and does not provide services to our management.
2022 Compensation Peer Group
Our Compensation Committee generally considers market data compiled by FW Cook to better inform its determination of the key components of our executive compensation program and to develop a program that it believes will enable us to compete effectively for new executives and retain existing executives. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and a compensation “peer group”. Our peer group for purposes of making determinations with respect to 2022 compensation consists of software companies that are similar to us in revenue, market capitalization, market capitalization to revenue ratio, growth, and relevant geographic locations where we compete for executive talent (generally San Francisco Bay Area, Los Angeles, and New York). While Chegg is classified by MSCI and S&P under the Global Industry Classification Standard (GICS) in the “Education Services” sub-industry, our peer group and competitive market consists primarily of other software, SaaS, and internet companies. Therefore, the industries represented in our peer group extend beyond Education Services and also include companies in the following GICS industries: “Application Software,” “Internet & Direct Marketing Retail,” “Internet Services & Infrastructure,” “Real Estate Services,” and "Systems Software.”
Each year, the Compensation Committee, with the assistance of FW Cook, conducts an annual review of the compensation levels and practices of our peer companies. As part of the review, the Compensation Committee assesses our compensation peer group to ensure the constituents continue to generally meet the selection criteria listed above. For the 2022 compensation peer group, Cornerstone OnDemand was removed due to being taken private.
For our 2022 compensation decisions, our compensation peer group consisted of the 19 companies set forth below:

2U, Inc.	LivePerson, Inc.	Ring Central, Inc.
Alteryx, Inc.	MongoDB, Inc.	The Trade Desk Inc.
Box, Inc.	New Relic, Inc.	Twilio, Inc.
Coupa Software Inc.	Nutanix, Inc.	Zendesk, Inc.
Dropbox	Okta, Inc.	Zillow Group, Inc.
Etsy, Inc.	Paylocity Holding Corporation
Guidewire Software, Inc.	Qualys, Inc.
The Compensation Committee also references surveys from a third-party compensation consultancy survey covering general technology companies with annual revenues between $500 million and $1 billion. These surveys, as well as the peer group information, serve as data points in determining the appropriate pay mix and overall compensation, but the Compensation Committee does not benchmark its compensation to any particular level or against any specific member of our compensation peer group or such surveys.
Elements of Fiscal Year 2022 Compensation
Fiscal Year 2022 Pay Mix
Consistent with our compensation philosophy and objectives, we provide compensation to our CEO and our executive officers in the form of base salaries, RSUs and PSUs. We generally do not provide annual cash incentive opportunities to our executive

Chegg, Inc.	61	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
officers, which are typically provided by our peer companies, as our equity incentive compensation is intended to tie the majority of our executive officer’s pay to the delivery of long-term stockholder value. Our 2022 PSUs include a one-year performance period to incentivize the achievement of critical short-term goals and also include a multi-year time-based vesting component to keep the focus on the creation of long-term stockholder value. Equity compensation in fiscal year 2022 constitutes 91% of the total pay mix for our CEO and 86% on average for our other NEOs. Our CEO has a higher proportion of his total direct compensation in the form of equity awards since he has greater authority and responsibility to take actions that will impact our share price.
2022 Total Direct Compensation and Target Pay Mix(1)

CEO	OTHER NEOs	DESCRIPTION
Base Salary

Fixed cash compensation component based on the market-competitive value of the executive's responsibilities and individual performance.

Time-Based RSUs

Represents 50% of the target long-term incentive value of our annual equity awards.
Intended to provide retention value and align the interests of executives and stockholders. Awards vest over 36 months, with one-third vesting on March 12, 2023, and then in equal quarterly installments over the next 24 months, subject in each case to the applicable executive's continued service up to and through each applicable vesting date.

Performance-Based RSUs

Represents 50% of the target long-term incentive value of our annual equity awards.
Designed to motivate and reward executives to drive critical annual performance goals with a multi-year service vesting requirement that aligns long-term interests of executives and stockholders. Performance is measured based on two equally weighted financial metrics in 2022, (1) Chegg Services Revenue and (2) Adjusted EBITDA. To the extent performance is achieved, vests over 36 months, with one-third vesting on March 12, 2023, and then in equal quarterly installments over the next 24 months, subject in each case to the applicable executive's continued service up to and through each applicable vesting date.

(1)	Target pay mix represents annual base salary rates as of the fiscal year end, RSUs at grant date fair value, and PSUs at grant date fair value, assuming the target performance level is achieved. Percentages may not sum to 100% due to rounding.

Chegg, Inc.	62	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Base Salaries
We pay an annual base salary to each of our executive officers in order to attract and retain executive talent and provide them with a fixed and stable rate of cash compensation during the year. Base salaries for our executive officers are reviewed by the Compensation Committee (annually, or, on occasion, semi-annually) during the first or last quarter of the calendar year. The Compensation Committee takes into consideration a variety of factors when determining base salary adjustments, including our compensation objectives, each executive’s responsibilities and individual performance, and the compensation peer group and third-party survey market analysis provided by FW Cook.
During the first quarter of 2022, the Compensation Committee reviewed each of our NEOs cash compensation and the factors described above, and determined to make changes to the salaries of the NEOs for 2022, as follows:

Named Executive Officer	2022 Salary ($)	Salary Increase (%)

Dan Rosensweig	1,100,000	10.0%
Andrew Brown	825,000	10.0%
Nathan Schultz(1)	825,000	10.0%
John Fillmore	715,000	10.0%
Esther Lem	605,000	10.0%

(1)	Mr. Schultz's salary for 2022 was initially increased to $825,000. Effective November 10, 2022, his salary was increased to $900,000 in connection with his promotion to Chief Operating Officer.
Equity Incentive Compensation
The Compensation Committee believes that equity compensation should represent a significant amount of our executive officers’ total compensation so that the interests of our executive officers are aligned with those of our stockholders. The Compensation Committee determines the amount of equity compensation appropriate for each NEO based on a variety of factors, including our compensation objectives; corporate operational and financial performance and relative stockholder return; each executive’s responsibilities; the compensation peer group and third-party survey market analysis provided by FW Cook; historical equity grants and equity holdings; and internal parity and, for executive officers other than the CEO, recommendations from the CEO.
Executive officers are initially granted an equity award, generally in the form of RSUs, when they join us, based on their position and their relevant prior experience. These initial RSUs vest over four years and no shares vest before the one-year anniversary of the date of grant. We spread the vesting of new hire equity grants over four years to compensate our executives for their contributions over time and to encourage retention and focus on long-term value creation. Thereafter, equity awards are generally granted annually to eligible executive officers around March of each year. The Compensation Committee has the discretion to grant equity awards in addition to these annual grants based on, among other factors, changes in job responsibilities, performance and experience, or material changes in market compensation.
In March 2022, the Compensation Committee granted annual cycle long-term equity compensation to our NEOs with a target mix of 50% RSUs and 50% PSUs. The Compensation Committee believes that a 50/50 mix of time-based and performance-based equity awards for 2022 continues to be the most effective incentive for driving and rewarding achievement of short-term company objectives while also creating long-term incentives to sustain that performance and supporting the retention of our executive officers. The Compensation Committee routinely evaluates and considers the type of awards granted under our equity incentive program and may, in the future, decide that other types of awards or a different mix of awards are appropriate to provide incentives to our executive officers.

Chegg, Inc.	63	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
In October 2022, the Compensation Committee determined to increase Mr. Schultz's 2023 annual target equity award value to $6.6 million in connection with his promotion to Chief Operating Officer. Rather than granting Mr. Schultz an off-cycle grant in connection with his promotion, Mr. Schultz was granted this annual equity award on March 27, 2023, and it was split into 50% RSUs and 50% PSUs.
Restricted Stock Units
We grant RSUs because they provide retentive value for our executive officers and are linked to creating stockholder value as the award value increases with our stock price appreciation. On March 28, 2022, we granted RSUs to each of our NEOs vesting one-third on March 12, 2023 and the remaining amount vesting in equal quarterly installments over the next 24 months, conditioned on the executive officer's service up to and through the applicable vesting dates.
Performance-Based Restricted Stock Units
We grant PSUs because they are linked to stockholder value creation, like RSUs, but are also leveraged to our financial performance and allow us to set appropriate annual goals that we believe are critical to drive long-term success. On March 28, 2022, the Compensation Committee granted PSUs to our NEOs subject to the achievement of certain financial performance goals and conditioned on the executive officer's service up to and through the applicable multi-year, time-based vesting dates.
The Compensation Committee determined the achievement of these PSUs in March 2023 based on two equally weighted performance metrics: (1) fiscal year 2022 Chegg Services Revenue and (2) fiscal year 2022 Adjusted EBITDA (both as defined below). These two metrics were selected because the Compensation Committee believes that Chegg Services Revenue growth and Adjusted EBITDA, a non-GAAP measure of profitability, are the most important drivers of stockholder value for Chegg in 2022 as they are primary components of our overall revenue growth and profitability. The selection of these two measures as PSU metrics ensures our executive officers are incentivized in accordance with the long-term interests of our stockholders. The performance metrics are synchronized with the board-approved corporate strategic plan and associated metrics and targets.
We currently use a one-year performance period (with a multi-year time-based vesting schedule) for our annual cycle PSUs to allow us the flexibility to set appropriate annual goals to drive stockholder value given our growth expectations and the rapidly changing nature of the industry in which we operate.
Upon the determination of the level of attainment of the performance metrics, a percentage of PSUs will be earned based on actual achievement and will be eligible to vest over a three-year time-based vesting schedule. Any PSUs that are not earned will be forfeited at the end of the performance period and will not be eligible to vest. One-third of the earned PSUs vested on March 12, 2023, the date our Compensation Committee determined the level at which the performance metrics had been met (as described below), the “Initial Vesting Date.” The remaining earned PSUs shall vest in quarterly installments over the 24 months following the Initial Vesting Date. Vesting is subject to the executive officer’s continued service up to and through the applicable vesting dates. The time-based vesting element of the achieved 2022 PSUs provides additional retention of our executive officers and alignment with stockholders on creating long-term value.
The number of PSUs that may be earned range from 0% to 150% of the total number of shares subject to the PSU award depending on the level of performance achieved for each goal. No payout will be made for performance below the threshold level. The metrics are equally weighted (each representing 50% of the target number of shares) and measured separately, and the resulting number of earned PSUs with respect to each metric are added together for the total number of earned PSUs that are eligible to vest over time. If actual performance falls between the threshold, target, or maximum levels, linear interpolation will be used to determine the number of PSUs earned, as set forth in the table below:

Chegg, Inc.	64	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Performance Level	Threshold	Target	Maximum

Payout % of Award	50%	100%	150%
Chegg Services Revenue	$750,000,000	$780,000,000	$810,000,000
Adjusted EBITDA*	$240,000,000	$265,000,000	$290,000,000
*Adjusted EBITDA is a financial measure not prepared in accordance with GAAP. “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income (expense), net, acquisition-related compensation costs, transitional logistics charges, impairment of lease related assets, and restructuring charges. A reconciliation of net income to EBITDA or Adjusted EBITDA, prepared in accordance with GAAP, is included as Appendix A to this proxy statement.
“Chegg Services Revenue” includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, Busuu and Thinkful offerings.
The Compensation Committee recognizes the importance of establishing rigorous but realistic performance targets with respect to our annual cycle PSUs in order to motivate executives to drive strong performance that translates to long-term value creation for stockholders. Chegg has continued to grow and the Compensation Committee has established increasing targets for Chegg Services Revenue and Adjusted EBITDA for each of the last three annual PSU cycles consistent with our growth trajectory.
2022 Long-Term Incentive Awards
The grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) of the annual cycle RSUs and PSUs is set forth in the table below, denominated at target payout levels.

Chegg, Inc.	65	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

	Number of Shares Granted		Grant Date Fair Value of Awards
Named Executive Officer	Time-Vesting RSUs (#)	PSUs (Target) (#)	Time-Vesting RSUs ($)	PSUs (Target) ($)

Dan Rosensweig	153,545	153,545	5,499,982	5,499,982
Andrew Brown	76,772	76,772	2,749,973	2,749,973
Nathan Schultz	76,772	76,772	2,749,973	2,749,973
John Fillmore	61,418	61,418	2,199,993	2,199,993
Esther Lem	49,134	49,134	1,759,980	1,759,980
Fiscal Year 2022 Performance-Based Restricted Stock Units Payout
In March 2023, the Compensation Committee certified our financial performance in 2022 with respect to the 2022 PSU metrics. We achieved $733.9 million in Chegg Services Revenue, resulting in a payout percentage of 0% for the Chegg Services Revenue component, and we achieved $254.5 million in Adjusted EBITDA, resulting in a payout percentage of 79.0% for the Adjusted EBITDA component. The weighted average of the payout was 39.5% of Target.
The 2022 PSUs that were earned vest over a three-year, time-based vesting schedule as follows: one-third vested on March 12, 2023 and the remaining earned 2022 PSUs vest in quarterly installments over the 24-month period following March 12, 2023. Vesting is subject to the executive officer's continued service up to and through the applicable vesting dates.
Total Shareholder Return PSUs
During 2021, to incentivize our executives' long-term engagement, drive the next phase of our growth and support retention, we granted special absolute total shareholder return PSUs (the “TSR PSUs”) to certain of our executive officers. The TSR PSUs are eligible to be earned based on share price growth over a three-year performance period from March 1, 2021 through February 29, 2024 (subject to a four-year time-vesting period from the grant date), as set forth below.
The TSR PSU goal is measured by calculating the percentage of growth of our share price from $99.05 (the "Beginning Stock Price"), which was the closing trading price of our common stock on the March 1, 2021 date of grant. For this growth calculation, we calculate the percentage growth from our Beginning Stock Price to any consecutive 60-trading day average during the performance period. The TSR PSUs are eligible to vest based on the Company's absolute TSR during the three-year performance period, as follows:

TSR PSUs
	TSR %	PSUs Earned %*

Maximum	+75%	150%
Target	+50%	100%
Threshold	+25%	50%
* Linear interpolation applies between threshold and target and target and maximum.
Since we approved the TSR PSU targets in March 2021, macroeconomic conditions have resulted in a decrease in stock prices in the market. None of the performance goals for the TSR PSUs had been achieved as of December 31, 2022 or as of March 31, 2023.

Chegg, Inc.	66	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Fiscal Year 2023 Compensation Program
For 2023, we made several adjustments to the structure of our executive compensation program in response to our stockholders' feedback. The key components of our NEOs' compensation continue to be salary and equity compensation, with equity compensation comprising the majority of compensation to drive alignment between our executives and stockholders. In 2023, we continued to grant a 50/50 blend of RSUs and PSUs. The PSU awards now incorporate a third financial performance metric, free cash flow, which is equally weighted with Chegg Services Revenue and Adjusted EBITDA. We plan to include free cash flow as an additional performance metric because it is an important indicator of, among other things, (i) the amount of cash that the business is generating, (ii) the leverage in our business model, (iii) our liquidity, and (iv) what drives stockholder value for Chegg. in 2023. As such, we believe free cash flow to be an appropriate performance measure for our executive officers whose decisions can significantly impact this metric.
Other Programs and Policies
Benefits and Perquisites
Our NEOs participate in the same employee benefit and retirement programs that are generally provided to all other employees, including our 401(k) plan, employee stock purchase plan, health care plans, life insurance plan and other welfare benefit programs. We do not provide additional benefits or perquisites to our NEOs that are not made available to other employees.
Severance and Change-of-Control Arrangements
To enable us to attract talented executives, as well as ensure ongoing retention when considering potential corporate transactions that may create uncertainty as to future employment, we offer certain post-employment and change-of-control payments and benefits to certain NEOs. Given the nature and competitiveness of our industry, the Compensation Committee believes these severance and change-of-control protections are essential elements of our NEOs' compensation program and assist us in recruiting, retaining and developing key management talent. Our change-of-control benefits are intended to allow key employees, including our NEOs, to focus their attention on the business operations of our Company in the face of the potentially disruptive impact of a rumored, or actual change-of-control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change-of-control.
We have entered into an offer letter agreement with Mr. Rosensweig and adopted a Change-of-Control Severance Plan in which each of the NEOs, other than Mr. Rosensweig, participates. These arrangements provide, as applicable, cash severance benefits and equity award vesting acceleration in the event of certain terminations of employment both outside a change-of-control and in connection with a change-of-control (i.e., double-trigger severance protections). We do not provide “single trigger” protections or tax gross-ups if an executive is subject to excise taxes as a result of severance or change-of-control benefits. A detailed description of the terms of Mr. Rosensweig’s offer letter and the Change-of-Control Severance Plan can be found under the “Termination and Change-of-Control Arrangements” section of this proxy statement.
Insider Trading and Hedging Policies
We have adopted an Insider Trading Policy whereby our employees, officers and directors, members of their immediate families and others living in their households and associated entities (e.g. venture capital funds, partnerships, trusts, corporations), and consultants are prohibited from insider trading and hedging our securities except pursuant to procedures set forth in the policy. Under this policy, we prohibit any of the individuals from hedging or monetization transactions, such as zero cost collars and forward sale transactions, and transactions relating to the future price of our common stock, such as put or call options and short sales. Additionally, no individual may use Chegg securities as collateral in a margin account or pledge Chegg securities as collateral for a loan or modify an existing pledge unless the individual wishing to pledge securities submits a request for preclearance to the Insider Trading Compliance Officer in advance. In 2022, the SEC adopted amendments to Rule 10b5-1 under the Exchange Act

Chegg, Inc.	67	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
that became effective in February 2023 setting forth new conditions for insiders seeking to avail themselves of the affirmative defense afforded by Rule 10b5-1 and new disclosure requirements with respect to insider trading policies and procedures (the “10b5-1 Amendments”). On March 15, 2023, our Governance and Sustainability Committee amended our Insider Trading Policy to establish procedures for compliance with the 10b5-1 Amendments.
Rule 10b5-1 Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from the director or executive officer. The director or executive officer may amend or terminate the plan in some circumstances. The adoption, amendment, termination and certain other actions with respect to Rule 10b5-1 plans must comply with the terms of our Insider Trading Policy.
Compensation Recoupment (“Clawback”) Policy
In February 2019, we adopted a compensation recoupment and forfeiture, or “clawback,” policy that applies to our executive officers. Under this policy, in the event of a material restatement of financial results, the Board of Directors or Compensation Committee will, in such circumstances as it deems appropriate, recoup or require forfeiture of cash or equity award incentive payments in excess of any compensation that would have been earned by the executive officer based upon the restated financial results. The Compensation Committee will review and approve a revised clawback policy to comply with new NYSE rules relating to the recoupment of compensation in connection with a financial restatement, following approval of those rules by the SEC.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers. These guidelines are intended to align the economic interests of our executive officers with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. Executive officers are required to acquire and hold an amount of our common stock equal to a multiple of base salary within five years of the later of (i) the establishment of our guidelines in 2019 or (ii) the commencement of employment service or promotion into an executive position. Shares subject to stock options, restricted stock units and performance based restricted stock units do not count towards satisfaction of these guidelines. As of December 31, 2022, all of our executive officers met such stock ownership guidelines.

Position	Stock Ownership Requirement

CEO	3x annual cash salary
Other Executive Officers	1x annual cash salary
Accounting and Tax Considerations
While our Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. We account for equity compensation paid to our employees under FASB ASC 718, which requires us to estimate and record an expense over the service period of the award. FASB ASC Topic 710 also requires us to record cash compensation as an expense at the time the obligation is accrued.

Chegg, Inc.	68	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Risk Considerations
The Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program, and the Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described in further detail in this Compensation Discussion and Analysis section, we structure our pay to consist of both fixed and variable compensation. In fiscal year 2022, the Compensation Committee and management considered whether our compensation programs for employees created incentives for employees to take excessive or unreasonable risks that could materially harm our Company. The Compensation Committee believes that our compensation programs are typical for companies in our industry and that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
•We structure our compensation programs to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (time and performance-based equity) components of our compensation programs are designed to reward both short-term and long-term Company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and our longer-term success. Our restricted stock units have time-based vesting and our performance-based restricted stock units have both a performance and time-based vesting component.
•We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent information from being manipulated by any employee, including our executive officers.
•Our employees are required to comply with our Code of Business Conduct and Ethics, which covers, among other things, accuracy in keeping financing and business records.
•The Compensation Committee approves employee equity award guidelines as well as the overall annual equity pool. Any recommended equity award outside these guidelines requires approval by the CEO, per delegated authority from the Compensation Committee, on a limited basis. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.
•A significant portion of the compensation paid to our executive officers and the members of our Board is in the form of equity awards to align their interests with the interests of stockholders.
•We maintain stock ownership guidelines for our executive officers and the members of our Board to ensure that they retain specified levels of equity in Chegg.
•As part of our Insider Trading Policy, we prohibit the trading of derivatives or hedging transactions involving our securities so that our Board of Directors, executive officers and all other employees cannot insulate themselves from the effects of poor stock price performance or engage in trading that is not aligned with value creation for our stockholders.

Chegg, Inc.	69	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Report of the Compensation Committee
The information contained in the following report of our Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
The Compensation Committee oversees our compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Compensation Committee
Melanie Whelan, Chair*
Sarah Bond
Marne Levine
John (Jed) York

*Ms. Whelan was appointed as the Chair of the Compensation Committee on September 20, 2022.

Chegg, Inc.	70	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Summary Compensation
The following table provides information regarding all compensation awarded to, earned by or paid to our NEOs for all services rendered in all capacities to us during fiscal years 2022, 2021 and 2020.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Dan Rosensweig	2022	1,075,000	10,999,964	12,200	12,087,164
President and Chief Executive Officer	2021	1,000,000	19,999,479	6,126	21,005,605
	2020	1,000,000	9,374,954	6,126	10,381,080
Andrew Brown	2022	806,250	5,499,946	12,200	6,318,396
Chief Financial Officer	2021	750,000	9,999,672	6,500	10,756,172
	2020	652,083	4,374,973	6,500	5,033,556
Nathan Schultz	2022	821,875	5,499,946	12,200	6,334,021
Chief Operating Officer	2021	750,000	9,999,672	4,875	10,754,547
	2020	652,083	4,374,973	4,875	5,031,931
John Fillmore	2022	698,750	4,399,986	12,200	5,110,936
President of Chegg Skills	2021	650,000	7,999,725	4,875	8,654,600
	2020	552,083	2,999,957	4,875	3,556,915
Esther Lem	2022	591,250	3,519,960	12,200	4,123,410
Chief Marketing Officer	2021	550,000	6,399,720	6,500	6,956,220
	2020	514,583	2,999,957	6,500	3,521,040

(1)	The amounts reported in this column represent the aggregate grant date fair value of RSU and PSU awards granted under our 2013 Equity Incentive Plan, as computed in accordance with ASC 718. For fiscal year 2021, the grant date fair value for market-based conditions of the TSR PSUs was estimated using a Monte Carlo simulation model. For fiscal year 2022, the amounts include PSUs valued at the grant date based upon the target achievement of the performance conditions. The grant date fair values of the annual PSUs for fiscal year 2022 in the table above reflect the target potential value of the PSUs (assuming the target level of performance achievement) and were $5,499,982 for Mr. Rosensweig, $2,749,973 for Mr. Brown, $2,749,973 for Mr. Schultz, $2,199,993 for Mr. Fillmore, and $1,759,980 for Ms. Lem. If the 2022 PSUs were achieved at the maximum level of performance, the total amount reported would then be as follows: $13,749,973 for Mr. Rosensweig, $6,874,933 for Mr. Brown, $ 6,874,933 for Mr. Schultz, $5,499,982 for Mr. Fillmore, and $ 4,399,950 for Ms. Lem.
(2)	Represents our contributions to the account under our 401(k) plan for each NEO.

Chegg, Inc.	71	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Grants of Plan Based Awards
The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2022.

	Grant Date	Board Approval Date	Award Type	Estimated Possible Payout Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Market Value of Shares that Have Not Vested ($)(3)
Name				Threshold (#)	Target (#)	Maximum (#)

Dan Rosensweig	3/28/2022	3/28/2022	PSU	76,773	153,545	230,318	—	5,499,982
	3/28/2022	3/28/2022	RSU	—	—	—	153,545	5,499,982
Andrew Brown	3/28/2022	3/28/2022	PSU	38,386	76,772	115,158	—	2,749,973
	3/28/2022	3/28/2022	RSU	—	—	—	76,772	2,749,973
Nathan Schultz	3/28/2022	3/28/2022	PSU	38,386	76,772	115,158	—	2,749,973
	3/28/2022	3/28/2022	RSU	—	—	—	76,772	2,749,973
John Fillmore	3/28/2022	3/28/2022	PSU	30,709	61,418	92,127	—	2,199,993
	3/28/2022	3/28/2022	RSU	—	—	—	61,418	2,199,993
Esther Lem	3/28/2022	3/28/2022	PSU	24,567	49,134	73,701	—	1,759,980
	3/28/2022	3/28/2022	RSU	—	—	—	49,134	1,759,980

(1)
Upon the achievement by December 31, 2022 of certain Company performance metric measurements approved by the Compensation Committee as described under the heading “Elements of Fiscal Year Compensation-Equity Incentive Compensation-Performance-Based Restricted Stock Units,” the PSUs earned with respect to each performance metric vested as to one-third on March 12, 2023 and 8.33% shall vest on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 12, 2025, subject in each case to the applicable NEO's continued service up to and through the applicable vesting dates.

(2)
One-third of the shares vested on March 12, 2023 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 12, 2025. The vesting is subject to continued service through each vesting date.

(3)	Reflects the grant date fair value of each equity award at the target performance level computed in accordance with ASC Topic 718 and described in footnote 1 to the Summary Compensation Table. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022. These amounts may not correspond to the actual value that may be realized by the NEOs.

Chegg, Inc.	72	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information with respect to outstanding equity awards as of December 31, 2022 with respect to our NEOs.

			Option Awards				Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)
Name		Award Type	Exercisable (#)	Unexercisable (#)

Dan Rosensweig	3/1/2020(2)	PSU	—	—	—	—	11,956	302,128
	3/1/2021(3)	PSU	—	—	—	—	31,550	797,269
	3/1/2021(4)	PSU - TSR	—	—	—	—	145,871	3,686,160
	3/28/2022(5)	PSU	—	—	—	—	153,545	3,880,082
	3/1/2020(6)	RSU	—	—	—	—	7,970	201,402
	3/1/2021(7)	RSU	—	—	—	—	21,034	531,529
	3/28/2022(8)	RSU	—	—	—	—	153,545	3,880,082
Andrew Brown	3/1/2020(2)	PSU	—	—	—	—	5,580	141,007
	3/1/2021(3)	PSU	—	—	—	—	15,775	398,634
	3/1/2021(4)	PSU - TSR	—	—	—	—	72,935	1,843,067
	3/28/2022(5)	PSU	—	—	—	—	76,772	1,940,028
	3/1/2020(6)	RSU	—	—	—	—	3,720	94,004
	3/1/2021(7)	RSU	—	—	—	—	10,517	265,765
	3/28/2021(8)	RSU	—	—	—	—	76,772	1,940,028
Nathan Schultz	3/1/2020 (2)	PSU	—	—	—	—	5,580	141,007
	3/1/2021(3)	PSU	—	—	—	—	15,775	398,634
	3/1/2021(4)	PSU - TSR	—	—	—	—	72,935	1,843,067
	3/28/2022(5)	PSU	—	—	—	—	76,772	1,940,028
	3/1/2020(6)	RSU	—	—	—	—	3,720	94,004
	3/1/2021(7)	RSU	—	—	—	—	10,517	265,765
	3/28/2022(8)	RSU	—	—	—	—	76,772	1,940,028
John Fillmore	3/1/2020(2)	PSU	—	—	—	—	3,826	96,683
	3/1/2021(3)	PSU	—	—	—	—	12,620	318,907
	3/1/2021(4)	PSU - TSR	—	—	—	—	58,348	1,474,454
	3/28/2022(5)	PSU	—	—	—	—	61,418	1,552,033

Chegg, Inc.	73	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

			Option Awards				Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)
Name		Award Type	Exercisable (#)	Unexercisable (#)

	3/1/2020(6)	RSU	—	—	—	—	2,551	64,464
	3/1/2021(7)	RSU	—	—	—	—	8,414	212,622
	3/28/2021(8)	RSU	—	—	—	—	61,418	1,552,033
Esther Lem	3/1/2020(2)	PSU	—	—	—	—	3,826	96,683
	3/1/2021(3)	PSU	—	—	—	—	10,096	255,126
	3/1/2021(4)	PSU - TSR	—	—	—	—	46,678	1,179,553
	3/28/2022(5)	PSU	—	—	—	—	49,134	1,241,616
	3/1/2020(6)	RSU	—	—	—	—	2,551	64,464
	3/1/2021(7)	RSU	—	—	—	—	6,731	170,092
	3/28/2022(8)	RSU	—	—	—	—	49,134	1,241,616

(1)	The market price for our common stock is based on the closing price per share of our common stock as listed on the New York Stock Exchange on December 31, 2022 of $25.27.
(2)	The shares subject to the PSU award were earned only upon achievement by December 31, 2020 of Company performance metrics consisting of Chegg Services Revenue and Adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 100% (i.e., 150% of Target) of the measurements had been achieved; therefore a weighted average of 100% (i.e., 150% of Target) of the shares subject to the PSU award were earned. The remaining unvested portion of this PSU award vested on March 1, 2023, subject to the officer's continued service up to and through the vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.
(3)	The shares subject to the PSU award were earned only upon achievement by December 31, 2021 of Company performance metrics consisting of Chegg Services Revenue and Adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 98.3% of the measurements had been achieved, therefore a weighted average of 98.3% of the shares subject to the PSU award were earned. One-third of the achieved shares vested on March 1, 2022 and the remaining unvested portion of this PSU is scheduled to vest as to 8.33% on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 1, 2024, subject to the officer's continued service up to and through each vesting date and the acceleration as described in "Termination and Change-of-Control Arrangements" below.
(4)	The shares subject to the PSU-TSR award will be earned only upon achievement by December 31, 2023 of Company performance metrics consisting of Total Stockholder Return as approved by the Compensation Committee. One-half of the achieved shares will vest on March 1, 2024 and the remaining unvested portion of this PSU-TSR is scheduled to vest on March 1, 2025, subject to the officer's continued service up to and through each vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.
(5)	The shares subject to the PSU award were earned only upon achievement by December 31, 2022 of Company performance metrics consisting of Chegg Services Revenue and Adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 39.5% of the measurements had been achieved, therefore a weighted average of 39.5% of the shares subject to the PSU award were earned. One-third of the achieved shares vested on March 12, 2023 and the remaining unvested portion of this PSU is scheduled to vest as to 8.33% on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 12, 2025, subject to the officer's continued service up to and through each vesting date and the acceleration as described in "Termination and Change-of-Control Arrangements" below.
(6)	The remaining unvested portion of this RSU vested on March 1, 2023. The vesting was subject to the officer's continued service up to and through each vesting date and the acceleration as described in "Termination and Change-of-Control Arrangements" below.
(7)	One-third of the shares vested on March 1, 2022 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 1, 2024. The vesting is subject to the officer's continued service up to and through each vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.
(8)	One-third of the shares vested on March 12, 2023 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 12, 2025. The vesting is subject to the officer's continued service up to and through each vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.

Chegg, Inc.	74	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested Table
The following table presents information concerning the aggregate number of shares of our common stock for which options were exercised during fiscal year 2022 for each of the NEOs. In addition, the table presents information on shares of our common stock that were acquired upon the vesting of stock awards during 2022 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)(2)
Name

Dan Rosensweig	—	—	154,319	4,108,777
Andrew Brown	—	—	73,875	1,968,574
Nathan Schultz	—	—	73,875	1,968,574
John Fillmore	—	—	54,100	1,445,508
Esther Lem	—	—	48,680	1,292,827

(1)	Amounts reflect the vesting of RSUs and PSUs.
(2)	The value realized on the shares acquired is the fair market value of the shares on the date of vesting, which was the closing price of our common stock on such date as traded on the NYSE.

Invested g Chegg We are unwavering supporters of students and a reliable, readily-available resource.

Chegg, Inc.	75	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Termination and Change-of-Control Arrangements
The attraction and retention of executive talent continues to be a focus for us. To ensure alignment with peer practices and offer competitive compensation programs, the Compensation Committee periodically reviews our executive compensation and employee benefits, including with respect to ongoing retention in connection with the consideration of potential corporate transactions. After considering data and advice provided by FW Cook, the Compensation Committee approved a Change-of- Control Severance Plan on July 23, 2019 (the “CIC Plan”). The CIC Plan provides ongoing retention in the event we consider potential corporate transactions that may create uncertainty as to future employment and also allows us to attract talented executives going forward.
Each of our NEOs, other than our CEO, is eligible to participate in the CIC Plan pursuant to an executed participation agreement, which agreement superseded and replaced any then-existing severance protections to which the applicable executives were entitled under their arrangements with us prior to the execution of the participation agreements.
Pursuant to the offer letter we entered into with Mr. Rosensweig and pursuant to the CIC Plan in which each of our other NEOs participate, we have agreed to provide certain cash severance benefits and equity award vesting acceleration in the event of certain terminations of employment both outside a change-of-control and in connection with a change-of-control (i.e., double-trigger severance protections). We do not provide tax gross-ups if an executive is subject to excise taxes as a result of severance or change-of-control benefits and we do not provide any single-trigger change of control benefit.
These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these severance arrangements, and to mitigate a potential disincentive to consideration and execution of an acquisition, particularly where the services of these executive officers may not be required by the acquirer. We also believe that entering into these arrangements will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change-of- control of the Company.
Dan Rosensweig
We entered into an offer letter agreement with Mr. Rosensweig, our President, Chief Executive Officer and Co-Chairperson, on December 3, 2009, as amended on November 29, 2012. The offer letter provides for at-will employment and has no specific term. Pursuant to Mr. Rosensweig’s offer letter, in the event we terminate Mr. Rosensweig’s employment without “cause” or he resigns from his employment with us for “good reason” (each as defined in the offer letter and described below) outside of the 12-month period following a “change of control” (as defined in the offer letter), then we will pay Mr. Rosensweig (i) a lump sum payment equal to 12 months of his then-current annual base salary and (ii), if he elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), his monthly insurance premiums, until the earlier of 12 months following his termination or resignation or the date upon which he commences full-time employment or consulting services with another company and is eligible for participation in any health insurance program provided by such company. Additionally, pursuant to his offer letter agreement and his RSU and PSU agreements with us, Mr. Rosensweig will be entitled to immediate vesting of 25% of his then-unvested stock options and 25% of his then-unvested time-based RSUs (including any earned but unvested PSUs for which the performance conditions were or, as of the date of such qualifying termination of employment, will be satisfied, and which remain subject to time-based vesting conditions). As noted below, the performance of any unearned TSR PSUs will be determined in connection with such a qualifying termination of employment. Mr. Rosensweig will also have a period of up to 24 months from the effective date of his termination or resignation to exercise all options that were vested as of his termination date. These benefits are subject to Mr. Rosensweig releasing us from all claims, resigning from our Board and returning all of our property and confidential information in his possession to us.
If Mr. Rosensweig is terminated without “cause” or he resigns from his employment with us for “good reason” (each as defined in the offer letter and described below) within 12 months following a “change-of-control” (as defined in the offer letter) of our

Chegg, Inc.	76	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Company, conditioned on his execution of a release of claims, we will pay Mr. Rosensweig (i) a lump sum payment equal to 12 months of his then-current annual base salary and (ii), if he elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, his monthly insurance premiums, until the earlier of 12 months following his termination or resignation or the date upon which he commences full time employment or consulting services with another company and is eligible for participation in any health insurance program provided by such company. Plus, pursuant to his offer letter and his RSU and PSU agreements with us, Mr. Rosensweig will be entitled to immediate vesting of 100% of his then-unvested stock options, 100% of his then-unvested RSUs, and 100% of his then-unvested earned PSUs (with the performance of any unearned TSR PSUs to be determined in connection with the change-in-control as described below). Mr. Rosensweig will have a period of up to 24 months from the effective date of his termination or resignation to exercise all options that were vested as of the date of his termination.
If a change-of-control occurs prior to the end of a performance period, Mr. Rosensweig’s PSUs (other than the TSR PSUs) will be deemed earned immediately prior to the change-of-control in an amount equal to the number of PSUs that would be earned based on our actual performance as of the change-of-control or, if such performance is not determinable, the target level of performance. Any annual cycle PSUs so earned will be converted into time-based RSUs vesting over a 3-year period and will be subject to 100% acceleration, as noted above.
Pursuant to his TSR PSU agreement with us, if a change-of-control occurs prior to the end of a performance period, Mr. Rosensweig's TSR PSUs will be earned immediately prior to the change-of-control in an amount equal to the greater of (i) the TSR growth percentage based on the price per share paid in the change-of-control (in lieu of the 60-day average price) and (ii) the number of TSR PSUs achieved (whether prior to or as of the change-in-control), based on the 60 day average. Any TSR PSUs so earned will be converted into time-based RSUs vesting 50% on March 1, 2024 and 50% on March 1, 2025 and will be subject to 100% acceleration upon a qualifying termination within 12 months following a change of control, as noted above. If a qualifying termination occurs prior to a change of control, the performance of the TSR PSUs will be measured for the period ending on such termination of employment and any PSUs so earned will be subject to 25% acceleration of vesting, as described above.
These benefits are subject to Mr. Rosensweig releasing us from all claims.
Change-of-Control Severance Plan
As noted above, each of our NEOs other than Mr. Rosensweig participates in our CIC Plan. The CIC Plan and the participation agreement thereunder provide that upon a termination of the executive’s employment by us without “cause” (excluding death or disability and as defined in the CIC Plan and described below) or upon a resignation by the executive for “good reason” (as defined in the CIC Plan and described below), in each case during the period commencing three months prior to a “change-of-control” (as defined in the CIC Plan) and ending 12 months following a change-of-control, subject to the executive’s execution and non-revocation of a release of claims in favor of us, the executive will be entitled to the following benefits:
•a lump sum payment equal to the sum of (i) 12 months of the executive’s base salary at the rate in effect immediately prior to the date of such termination of employment or the change-of-control, whichever base salary is greater plus (ii) a pro-rata target cash bonus, if applicable, for the fiscal year in which the termination of employment occurs, prorated for the number of days the executive is employed in such fiscal year prior to the executive’s termination of employment;
•if the executive timely elects COBRA continuation coverage for him or herself and his or her eligible dependents, then we will reimburse the executive for COBRA premiums until the earlier of (i) a period of 12 months from the date of termination or (ii) the date upon which executive and/or executive’s eligible dependents become covered under similar plans;
•full acceleration of each of the executive’s then-outstanding unvested equity awards other than any equity awards subject to performance-based vesting conditions for which the performance period has not yet been completed (“performance awards”); and

Chegg, Inc.	77	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•vesting of performance awards, if at all, as set forth in the terms of the applicable award agreement or, if the treatment upon a change-of-control is not provided for in the applicable award agreement, based on the actual performance determined as of immediately prior to the change-of-control or, if such performance is not determinable, based on performance at target. The terms of the award agreements for outstanding performance awards are described below.
The CIC Plan also provides that if the successor or acquiring company refuses to assume, convert, replace or substitute the executive’s unvested equity awards, then each of the executive’s then-outstanding and unvested equity awards, other than performance awards, will fully accelerate immediately prior to the change-of-control and the performance awards will be treated as described below.
The award agreements for outstanding annual cycle PSUs provide that, if a change-of-control occurs prior to the end of a performance period, the PSUs will be deemed earned immediately prior to the change-of-control in an amount equal to the number of performance awards that would be earned based on our actual performance as of the change-of- control or, if such performance is not determinable, the target level of performance. Any annual cycle PSUs so earned will be converted into time-based RSUs that are eligible for the 100% acceleration, as noted above.
Pursuant to the TSR PSU agreement, if a change-of-control occurs prior to the end of a performance period, the executive's TSR PSUs will be earned immediately prior to the change-of-control in an amount equal to the greater of (i) the number of TSR PSUs achieved by calculating the TSR growth percentage using the price per share paid in the change-of-control (in lieu of the 60-day average price) and (ii) the number of TSR PSUs achieved (whether prior to or as of the change-in-control) by calculating the TSR growth percentage using based on the 60-day average stock price. Any TSR PSUs so earned will be converted into time-based RSUs vesting 50% on March 1, 2024 and 50% on March 1, 2025 and will be eligible for 100% acceleration, as noted above.
Cause and Good Reason Definitions
For purposes of this section, “cause” means a determination by our Board of Directors that employment is terminated because of (i) a failure or refusal to comply in any material respect with lawful policies, standards or regulations of our Company within 30 days after written notice of such violations and/or failure to comply; (ii) a material violation of a federal or state law or regulation applicable to our business; (iii) a conviction or plea of no contest to a felony or other crime of moral turpitude under the laws of the United States or any state; (iv) fraud or material misappropriation of property belonging to us or our affiliates; (v) a material breach of the terms of any confidentiality, invention assignment or proprietary information agreement with us or with a former employer and failure to correct or cure such material breach within 30 days after written notice of such breach; or (vi) material misconduct or gross negligence in connection with the performance of duties and, for executives other than Mr. Rosensweig, the failure to correct of cure such action or conduct, if curable, within 30 days after written notice.
For purposes of this section, “good reason” for Mr. Rosensweig occurs upon (i) removal from the executive’s current position as Chief Executive Officer or no longer reporting directly to our Board of Directors; (ii) any material change or reduction in duties in the executive’s current position or assignment to duties inconsistent with such position, responsibilities, authority or status; (iii) reduction of then-current annual base compensation (other than a similar reduction that applies to our other senior executives); or (iv) relocation to a primary work location more than 50 miles from our principal office in Santa Clara, California.
For purposes of this section “good reason” for CIC Plan participants (all NEOs other than Mr. Rosensweig) means (i) a material reduction in the executive’s annual base salary, other than a reduction generally applicable to all our executive officers and in generally the same proportion as affects the executive; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a change in the geographic location in which the executive must perform services, resulting in an increase in the one-way commute by the executive of more than 50 miles; or (iv) our breach of the CIC Plan or the executive’s participation agreement thereunder, including but not limited to, our failure to ensure the CIC Plan’s assumption by our successor in interest.

Chegg, Inc.	78	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Estimated Payments and Benefits as of December 31, 2022
The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon (i) a termination of employment without cause or following a resignation for good reason other than in connection with a change-of-control of Chegg and (ii) a termination of employment without cause or following a resignation for good reason during the period commencing three months before a change-of-control and ending 12 months after a change-of-control of Chegg. This table reflects amounts payable to each NEO assuming that his or her employment was terminated on December 31, 2022, and the change-of-control of Chegg also occurred on that date. The closing market price per share of our common stock on the NYSE on December 31, 2022, was $25.27.

	Termination of Employment No Change-of-Control				Termination of Employment Change-of-Control
Named Executive Officer	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)

Dan Rosensweig	1,100,000	25,745	2,398,123	3,523,868	1,100,000	25,745	9,592,492	10,718,237
Andrew Brown	—	—	—	—	825,000	22,257	4,779,467	5,626,724
Nathan Schultz	—	—	—	—	900,000	32,277	4,779,467	5,711,744
John Fillmore	—	—	—	—	715,000	24,666	3,796,742	4,536,408
Esther Lem	—	—	—	—	605,000	31,701	3,069,597	3,706,298

(1)	The amounts reported reflect cash severance that is calculated based on each NEO’s 2022 base salary as of December 31, 2022. As noted above, the Company does not provide annual cash-based bonuses and therefore cash severance does not include any pro-rata target bonuses.
(2)	The amounts reported represent costs for COBRA.
(3)	The value of the accelerated vesting of unvested equity awards has been calculated based on the closing market price of our common stock on the NYSE on December 31, 2022, which was $25.27 per share. All outstanding stock options were fully vested on December 31, 2022, and as such are not included in the total. The number of earned and unvested PSUs relating to the performance periods ending December 31, 2020, 2021, and 2022 were calculated as set forth above in footnotes 4, 6, and 8 to the Outstanding Equity Awards at Fiscal Year End Table.

Based on the closing market price of our common stock on the NYSE on December 31, 2022, no portion of the TSR PSU would be achieved or eligible for acceleration.

Chegg, Inc.	79	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Chief Executive Officer Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (“Item 402(u)”), we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. As disclosed in the Summary Compensation Table, the 2022 annual total compensation for our Chief Executive Officer was $12,087,164. The 2022 annual total compensation of our median employee was $136,491. Accordingly, the ratio of the 2022 annual total compensation of our Chief Executive Officer to the 2022 annual total compensation of our median employee is 89 to 1. We believe this ratio, which was calculated in a manner consistent with Item 402(u), to be a reasonable estimate, based upon the assumptions and adjustments described below.
Identifying the Median Employee
We identified our median employee, taking into account all individuals, excluding our Chief Executive Officer, who were employed by us on a worldwide basis as of December 31, 2022 (the “employee population determination date”), whether employed on a full-time, part-time, seasonal or temporary basis, and including employees on a partial year leave of absence. We did not include any contractors or other non-employee workers in our employee population.
Compensation Measures and Calculation Methodology
To identify our median employee in 2022, we chose to use a consistently applied compensation measure, which we selected as base salary or wages paid to each of our employees for the 12-month period from January 1, 2022 and December 31, 2022. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on December 31, 2022. For permanent employees hired during 2022, we annualized their base salary or wages as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustments for employees outside of the United States.
The median employee identified in 2022 was an employee based in Spain, and who continued to be employed on December 31, 2022. We calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the Summary Compensation Table as set forth in this proxy statement.

Chegg, Inc.	80	Proxy Statement for the 2023 Annual Meeting of Stockholders

Pay Versus Performance Disclosure

Provided below is our “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
•A list of the most important financial measures linking a measure of pay calculated in accordance with Item 402(v) (referred to as “Compensation actually paid”, or “CAP”) to Company performance;
•A table that compares the total compensation of our named executive officers or NEOs as presented in the Summary Compensation Table (“SCT”) to their CAP and that compares their CAP to specified performance measures; and
•Graphs that describe:
◦the relationships between CAP and our cumulative total stockholder return (“TSR”), GAAP Net Income, and our Company selected measure, Adjusted EBITDA; and
◦the relationship between our TSR and the TSR of the Nasdaq Composite Index (“Index TSR”).
Our current pay program does not include pension benefits; accordingly, the only difference between the SCT and CAP amounts for our NEOs is the value of stock awards, which for purposes of the SCT is based on the grant date fair value of stock awards granted during the year, and for purposes of CAP is based on the year over year change in the fair value of stock awards that are unvested as of the end of the year, or that vested or were forfeited during the year.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the NEOs. Please refer to our Compensation Discussion and Analysis on pages 56 to 69 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.
Our Most Important Metrics Used for Linking Pay and Performance
As required by Item 402(v), below are the most important performance measures used by the Company to link our NEOs' compensation actually paid for 2022 to the Company's performance. The metrics below are used for purposes of determining payouts under our annual cycle PSU program.
•Chegg Services Revenue
•Adjusted EBITDA

Chegg, Inc.	81	Proxy Statement for the 2023 Annual Meeting of Stockholders

PAY VERSUS PERFORMANCE DISCLOSURE
Our 2022 PSUs, which represent a significant portion of our NEOs' target direct compensation for the year, will be earned and eligible to vest contingent on the achievement of two equally weighted performance metrics: (1) fiscal year 2022 Chegg Services Revenue and (2) fiscal year 2022 Adjusted EBITDA (each as defined in our Compensation Discussion and Analysis on page 65). These two metrics were selected because the Compensation Committee believes that Chegg Services Revenue growth and Adjusted EBITDA, a non-GAAP measure of profitability, are the most important drivers of stockholder value for Chegg in 2022 as they are primary components of our overall revenue growth and profitability. Adjusted EBITDA is the Company-selected measure included in the table and graphs below.
Pay Versus Performance Table
In accordance with Item 402(v), we provide below the tabular disclosure for the Company's President, Chief Executive Officer and Co-Chairperson (our Principal Executive Officer or “PEO”) and the average of our NEOs other than the PEO for 2022, 2021 and 2020.

					Value of Initial Fixed S100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($)	Average Compensation Actually Paid to non-PEO NEOS(3) ($)	Total Stockholder Return ($)	Peer Group Total Stockholder Return(4) ($)	Net Income (Loss) (in thousands) ($)	Adjusted EBITDA (in thousands)(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	12,087,164	4,776,037	5,471,691	2,348,120	67.34	116.65	266,638	254,525
2021	21,005,605	(2,978,784)	9,280,385	(826,037)	80.98	174.36	(1,458)	265,859
2020	10,381,080	36,270,875	4,285,861	13,669,798	238.27	143.64	(6,221)	207,058

(1)	For 2022, 2021 and 2020, the PEO is Dan Rosensweig. The non-PEO NEOs in each of 2022, 2021 and 2020 were Andrew Brown, Nathan Schultz, John Fillmore and Esther Lem.
(2)	To calculate CAP to the PEO in column (c) the following amounts were deducted from and added to the applicable SCT Total Compensation:

Fiscal Year	Summary Compensation Table Total for PEO ($)	Deductions from Summary Compensation Table Total(a) ($)	Additions to Summary Compensation Table Total(b) ($)	Compensation Actually Paid to PEO ($)

2022	12,087,164	(10,999,964)	3,688,836	4,776,037
2021	21,005,605	(19,999,479)	(3,984,910)	(2,978,784)
2020	10,381,080	(9,374,954)	35,264,749	36,270,875

(a)	Represents the grant date fair value of equity awards reported in the "Stock Awards" column in the Summary Compensation Table for the applicable year.
(b)	Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid under Item 402(v) of Regulation S-K for each year shown. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity values included in CAP are as follows:

Chegg, Inc.	82	Proxy Statement for the 2023 Annual Meeting of Stockholders

PAY VERSUS PERFORMANCE DISCLOSURE

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Equity Value Included in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g) = (a) + (b) + (c) + (d) - (e) + (f)

2022	5,475,069	(1,157,413)	—	(628,820)	—	—	3,688,836
2021	3,939,549	(6,908,211)	—	(1,016,248)	—	—	(3,984,910)
2020	21,597,542	11,346,566	—	2,320,642	—	—	35,264,749

(3)	To calculate CAP to the non-PEO NEOs in the column (e) the following amounts were deducted from and added to the applicable SCT Total compensation:

Fiscal Year	Summary Compensation Table Total for non-PEO NEOs ($)	Deductions from Summary Compensation Table Total(a) ($)	Additions to Summary Compensation Table Total(b) ($)	Compensation Actually Paid to non-PEO NEOs ($)

2022	5,471,691	(4,729,959)	1,606,389	2,348,120
2021	9,280,385	(8,599,697)	(1,506,725)	(826,037)
2020	4,285,861	(3,687,465)	13,071,403	13,669,798

(a)	Represents the grant date fair value of equity awards reported in the "Stock Awards" column in the Summary Compensation Table for the applicable year.
(b)	Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid under Item 402(v) of Regulation S-K for each year shown. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity values included in CAP are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Equity Value Included in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g) = (a) + (b) + (c) + (d) - (e) + (f)

2022	2,354,267	(493,913)	—	(253,966)	—	—	1,606,389
2021	1,693,990	(2,705,161)	—	(495,553)	—	—	(1,506,725)
2020	8,494,995	3,742,171	—	834,237	—	—	13,071,403

(4)	Reflects TSR indexed to $100 for the Nasdaq Composite Index, which is an industry line peer group reported in the performance graph included in the Company's 2022 Annual Report on Form 10-K.
(5)	Please see page 65 for a definition of Adjusted EBITDA.

Chegg, Inc.	83	Proxy Statement for the 2023 Annual Meeting of Stockholders

PAY VERSUS PERFORMANCE DISCLOSURE
Relationship between CAP and TSR
The chart below reflects the relationship between the PEO and average non-PEO NEO CAP versus our TSR and the NASDAQ Composite Index TSR.

Compensation Actually Paid ($ millions)
Total Shareholder Return (TSR)
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
$-25
$238
$36.3
$174
$144
$117
$100
$100
$13.7
$81
$67
$4.8
$2.3
($3.0)
($0.8)
2020
2021
2022
PEO CAP
Avg. Other NEOs CAP
CHGG TSR
Index TSR

Relationship between CAP and GAAP Net Income
The chart below reflects the relationship between the PEO and average non-PEO NEO CAP and our GAAP Net Income.

$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
Compensation Actually Paid ($ millions)
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
$-30
GAAP Net Income ($ millions)
$36.3
$13.7
($6)
($3.0)
($0.8)
($1)
$267
$4.8
$2.3
2020
2021
2022
PEO CAP
Avg. Other NEOs CAP
GAAP Net Income

Chegg, Inc.	84	Proxy Statement for the 2023 Annual Meeting of Stockholders

PAY VERSUS PERFORMANCE DISCLOSURE
Relationship between CAP and Adjusted EBITDA (our Company-Selected Measure)
The chart below reflects the relationship between the PEO CAP and average non-PEO NEO CAP and our Adjusted EBITDA.

$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
Compensation Actually Paid ($ millions)
$36.3
$13.7
$207
$266
($3.0)
($0.8)
$255
$4.8
$2.3
2020
2021
2022
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
$-30
Adj. EBITDA ($ millions)
PEO CAP
Avg. Other NEOs CAP
Adj. EBITDA

Chegg, Inc.	85	Proxy Statement for the 2023 Annual Meeting of Stockholders

Equity Compensation Plan Information

The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan (the “2005 Plan”), the 2013 Equity Incentive Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan (the “2013 ESPP”). The table does not include information with respect to shares of our common stock subject to outstanding options or other equity awards granted under equity compensation plans or arrangements assumed by us in connection with our acquisition of the companies that originally granted those awards.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,481,938(1)	$7.02(2)	45,500,487(3)
Equity compensation plans not approved by security holders(4)	—	—	—

(1)	Excludes purchase rights accruing under the 2013 ESPP and includes 9,155,680 shares subject to outstanding RSUs and PSUs.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs and PSUs have no exercise price.
(3)	Consists of 34,699,188 shares available for issuance under the 2013 Plan and 10,801,299 shares available for issuance under the 2013 ESPP.

The number of shares reserved for issuance under the 2013 Plan will increase automatically on the first day of January of each of the first ten calendar years during the term of the plan by a number of shares of common stock equal to the lesser of (i) 5% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share) or (ii) a number of shares determined by our Board of Directors.

The number of shares reserved for issuance under the 2013 ESPP will increase automatically on January 1st of each of the first ten calendar years following the first offering date by the number of shares equal to the lesser of (i) 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share) or (ii) a number of shares determined by our Board of Directors.

Pursuant to the terms of the 2013 Plan and 2013 ESPP, an additional 6,847,597 shares and 1,369,519 shares were added to the number of shares reserved for issuance under each plan, respectively, effective January 1, 2022.
(4)	Excludes information for options and other equity awards assumed by us in connection with mergers and acquisitions. As of December 31, 2021, there were no shares of our common stock that were issuable upon exercise of outstanding options assumed. No additional equity awards may be granted under any equity compensation plans or arrangements assumed by us in connection with mergers and acquisitions.

Chegg, Inc.	86	Proxy Statement for the 2023 Annual Meeting of Stockholders

Transactions with Related Parties

Other than the compensation arrangements, including employment, termination of employment and change-of-control arrangements and indemnification arrangements, discussed, when required, above in the “Executive Compensation” section of this proxy statement, since January 1, 2022, we have not been a party to any transaction or series of similar transactions in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
Review, Approval or Ratification of Transactions with Related Parties
Our related-party transactions policy requires approval of transactions to which we are a party and in which an officer, director, nominee for director, stockholder beneficially owning more than five percent of our outstanding capital stock or an immediate family member of a person sharing a household with such person has a material interest. Any transaction that we intend to undertake with such persons, irrespective of the amounts involved (unless such transaction is subject to standing pre-approval as provided under the policy or pursuant to a resolution adopted by our Compensation Committee), will be submitted to our Ethics Counselor for his or her determination of what approvals are required under the related-party transactions policy. The Ethics Counselor will refer to the Chair of our Audit Committee (or another member of our Audit Committee if the Chair is a party to the transaction) any such transaction for review. In the event our Ethics Counselor becomes aware of a transaction with a related person that has not been previously approved or previously ratified under the related-party transactions policy that required such approval, it will be submitted promptly to the Chair or other member of our Audit Committee for review. Based on the conclusions reached, the Chair or other member of our Audit Committee will evaluate all options, including but not limited to ratification, amendment or termination of the transaction with the related person.
In approving or rejecting the proposed transaction, the Chair or other member of our Audit Committee will consider the relevant and available facts and circumstances, including such facts as (i) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated; (ii) the terms of the transaction; and (iii) any other relevant information and considerations with respect to the proposed transaction. The Chair or other member of our Audit Committee will approve only those transactions with related persons that, in light of known circumstances, are in or are not inconsistent with, the best interests of our Company and our stockholders, as such Chair or other member of our Audit Committee determines in the good faith exercise of his or her discretion.

Chegg, Inc.	87	Proxy Statement for the 2023 Annual Meeting of Stockholders

Report of the Audit Committee

The information contained in the following report of Chegg’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Chegg under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that Chegg specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Chegg’s management and Deloitte & Touche LLP the audited consolidated financial statements of Chegg as of and for the year ended December 31, 2022, and the effectiveness of internal control over financial reporting as of December 31, 2022. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Chegg.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chegg’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Renee Budig, Chair
Marcela Martin
Richard Sarnoff
Ted Schlein

Chegg, Inc.	88	Proxy Statement for the 2023 Annual Meeting of Stockholders

Additional Information

Stockholder Proposals to be Presented at the Next Annual Meeting
Chegg’s Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Chegg, Inc., 3990 Freedom Circle, Santa Clara, California 95054, Attn: Corporate Secretary.
To be timely for the 2024 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Chegg not earlier than 5:00 p.m. Pacific Time on February 23, 2024 and not later than 5:00 p.m. Pacific Time on March 24, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting of Stockholders the information required by Chegg’s Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Chegg’s 2024 Annual Meeting of Stockholders must be received by us no later than December 23, 2023 in order to be considered for inclusion in Chegg’s proxy materials for that meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws.
Delinquent Section 16(a) Report
Section 16 of the Exchange Act requires Chegg’s directors, executive officers and any persons who own more than 10% of Chegg’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Chegg with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Chegg and written representations from the directors and executive officers, Chegg believes that all Section 16(a) filing requirements were timely met in 2022.

Chegg, Inc.	89	Proxy Statement for the 2023 Annual Meeting of Stockholders

ADDITIONAL INFORMATION
Available Information
Chegg will mail without charge, upon written request, a copy of Chegg’s annual report on Form 10-K for the year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Investor Relations
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054

The Annual Report is also available at https://investor.chegg.com.
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as Brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of Brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Chegg will promptly deliver a separate copy of the Notice and, if applicable, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write to Chegg’s Investor Relations department at 3990 Freedom Circle, Santa Clara, California 95054, Attn: Investor Relations, or via email to ir@chegg.com.
Any stockholders who share the same address and currently receive multiple copies of Chegg’s Notice or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their Broker to request information about householding or Chegg’s Investor Relations department at the address listed above.

Chegg, Inc.	90	Proxy Statement for the 2023 Annual Meeting of Stockholders

Other Matters

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Chegg Embrace the possibilities.

Chegg, Inc.	91	Proxy Statement for the 2023 Annual Meeting of Stockholders

Appendix A

Reconciliation of Non-GAAP Financial Measures
We believe that certain non-GAAP financial measures, including adjusted EBITDA and free cash flow, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding items that may not be indicative of our core business, operating results or future outlook. Our management uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors' overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income or net cash provided by operating activities determined in accordance with GAAP. Management strongly encourages stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following is a reconciliation of net income to EBITDA and Adjusted EBITDA for the year ended December 31, 2022 (in thousands, unaudited):

Year Ended December 31, 2022

Net income	$266,638
Interest expense, net	6,040
Provision for income taxes	(162,692)
Print textbook depreciation expense	1,610
Other depreciation and amortization expense	89,997
EBITDA	201,593
Print textbook depreciation expense	(1,610)
Share-based compensation expense	133,456
Other income, net	(101,029)
Acquisition-related compensation costs	14,427
Transitional logistics charges	2,463
Impairment of lease related assets	5,225
Adjusted EBITDA	$254,525

Chegg, Inc.	A-1	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX A
The following is a reconciliation of net cash provided by operating activities to free cash flow for the year ended December 31, 2022 (in thousands, unaudited):

Year Ended December 31, 2022

Net cash provided by operating activities	$255,736
Purchases of property and equipment	(103,092)
Purchases of textbooks	(3,815)
Proceeds from disposition of textbooks	6,003
Free cash flow	$154,832

Chegg, Inc.	A-2	Proxy Statement for the 2023 Annual Meeting of Stockholders

Appendix B

Chegg, Inc. 2023 Equity Incentive Plan
1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.     SHARES SUBJECT TO THE PLAN.
2.1.    Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan, as of the Effective Date, is Twelve Million (12,000,000) Shares, plus (a) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (b) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (c) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (d) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the Exercise Price of an option or withheld to satisfy the tax withholding obligations related to any award. After the Effective Date, no further awards can be granted under the Prior Plan.
2.2.     Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the Exercise Price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant and issuance under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.     ISO Limit. No more than Thirty-Six Million (36,000,000) Shares shall be issued pursuant to the exercise of ISOs granted under the Plan.

Chegg, Inc.	B-1	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
2.5.    Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (i) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of shares that may be issued as ISOs set forth in Section 2.4, and, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3.    ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
4.     ADMINISTRATION.
4.1.     Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;

Chegg, Inc.	B-2	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been vested and/or earned;
(l)    determine the terms and conditions of any, and to institute any Exchange Program (subject to stockholder approval as set forth in Section 18);
(m)     reduce, waive or modify any criteria with respect to Performance Factors and/or exercise discretion with respect to Performance Awards;
(n)    adjust Performance Factors;
(o)    adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
(p)    make all other determinations necessary or advisable for the administration of this Plan; and
(q)    delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law.
4.2.    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.     Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4.    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.     Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide Services under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental

Chegg, Inc.	B-3	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5.     OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.1.    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant (with the exception of Options issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2) and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.     Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company and/or an authorized third party administrator (the “Third Party Administrator”) receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option and/or via electronic execution through the Third Party Administrator, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist

Chegg, Inc.	B-4	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan.
5.6.     Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(a)    Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period-as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(b)    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of employment is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(c)    Cause. If the Participant’s Service is terminated for Cause or if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), then Participant’s Options (whether or not vested) shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, an employment agreement or other applicable agreement, Cause shall have the meaning set forth in the Plan.
5.7.     Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8.    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the

Chegg, Inc.	B-5	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9.    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless such action is necessary to comply with applicable law or rule. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to prior stockholder approval as is required by Section 18 of this Plan, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10.     No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.    RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1.     Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement and/or via electronic acceptance through the Third-Party Administrator with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.3.    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
7.     STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All

Chegg, Inc.	B-6	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1.    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2.    Form of Payment to Participant. Payment, if any, may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.    STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise less the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1.    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares on the date of grant (with the exception of SARs issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2). A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2.    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

Chegg, Inc.	B-7	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
8.3.    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise less the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code, to the extent applicable.
8.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
9.    RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) or in cash. All RSUs shall be made pursuant to an Award Agreement.
9.1.     Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2.    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code, to the extent applicable.
9.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
10.    PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, or by issuance of those Shares (which may consist, without limitation, of Restricted Stock), other property or any combination thereof, and may be cash-based. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1.    Terms of Performance Awards. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to the Performance Award; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z)

Chegg, Inc.	B-8	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
determine the number of Shares deemed subject to the Performance Award. Prior to settlement the Committee shall determine the extent to which Performance Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.2.     Value, Earning and Timing of Performance Shares. If applicable, a Performance Award will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Shares under a Performance Award in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Shares at the close of the applicable Performance Period) or in a combination thereof.
10.3.     Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).
11.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by cash equivalent or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.
12.    GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1.    Grants and Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors, who are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
12.2.    Calendar Year Limitation. A Non-Employee Director may not receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed (x) $750,000 in value (as described below) in any calendar year, for continuing directors, or (y) $1,000,000 in value (as described below) in the initial calendar year, for a new Non-Employee Director. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology or the Company’s

Chegg, Inc.	B-9	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
regular valuation methodology for determining the grant date fair value of Options for reporting purposes, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of these limitations.
12.3.     Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board.
12.4    Election to Receive Awards in Lieu of Cash. If permitted by the Committee, a Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.
13.    WITHHOLDING TAXES.
13.1.    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Third Party Administrator or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (the “Tax-Related Items”) withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.
13.2.    Withholding Methods. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax-Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.
14.    TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

Chegg, Inc.	B-10	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities, or cash dividends, the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, cash dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant will have no right to such stock dividends, cash dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited; provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.
15.2.    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to

Chegg, Inc.	B-11	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs, including pursuant to an Exchange Program, is not permitted without prior stockholder approval.
19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.    CORPORATE TRANSACTIONS.
21.1.    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards shall be subject to the definitive agreement related thereto, and may be (a) continued, assumed or replaced by the successor corporation, which continuation, assumption or replacement shall be binding on all Participants, provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option or SAR, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable, (b) substituted by the successor corporation for substantially equivalent Awards or substantially similar consideration as was provided to stockholders (after taking into account the existing provisions of the Awards), provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option or SAR, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable, (c) immediately vested (and exercisable, as applicable) and settled (as applicable), followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction or (d) settled for their intrinsic value (whether or not vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards and, for the avoidance of doubt, if as of the date of the occurrence of the Corporate Transaction, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment, in each case without the Participant’s consent. The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.
In the event such successor or acquiring corporation (if any) refuses to continue, assume, convert, replace, substitute Awards, or settle for Awards for their intrinsic value (which may be determined to be zero), as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the

Chegg, Inc.	B-12	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
Corporate Transaction and then such Awards will terminate; for purposes of the foregoing, unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, Performance Awards shall be deemed earned and vested at the greater of (a) 100% of target level performance and (b) actual performance through the date of the Corporate Transaction, unless otherwise set forth in the applicable award agreement.
If an Award vests in lieu of continuation, assumption, conversion, replacement, substitution or settlement in connection with a Corporate Transaction as provided above, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration.
The Board shall have full power and authority to assign the Company’s right to repurchase, right to re-acquire and/or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a Corporate Transaction, and treatment may vary from Award to Award and/or from Participant to Participant.
21.2.    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3.    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from April 7, 2023, the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).
24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

Chegg, Inc.	B-13	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.
27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.    “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.
28.2.    “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.
28.3.    “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4.    “Board” means the Board of Directors of the Company.
28.5.    “Cause” means (a) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy, including, but not limited to the Code of Business Conduct and Ethics (and any subsequent similar policy); (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company or (e) failure to cooperate with an internal investigation or an investigation by regulatory or law enforcement authorities after being instructed by the Company to cooperate. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the

Chegg, Inc.	B-14	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.5.
28.6.    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.7.    “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.8.    “Common Stock” means the common stock of the Company.
28.9.    “Company” means Chegg, Inc., a Delaware corporation, or any successor corporation.
28.10.    “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.11.    “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own fifty percent (50%) or more of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time. Notwithstanding the foregoing, the foregoing definition of “Corporate Transaction” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.

Chegg, Inc.	B-15	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
28.12.    “Director” means a member of the Board.
28.13.    “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
28.14.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.
28.15.    “Effective Date” means the date the Plan is approved by the stockholders of the Company (which shall be within twelve (12) months of the approval of the Plan by the Board).
28.16.    “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.17.    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.18.    “Exchange Program” means a program approved by the Company’s stockholders pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the Exercise Price of an outstanding Award is increased or reduced.
28.19.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.20.    “Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee may determine or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)    by the Board or the Committee in good faith.
28.21.    “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.22.    “IRS” means the United States Internal Revenue Service.
28.23.    “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
28.24.    “Option” means an award of an option to purchase Shares pursuant to Section 5.
28.25.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Chegg, Inc.	B-16	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
28.26.    “Participant” means a person who holds an Award under this Plan.
28.27.    “Performance Award” means an Award covering cash, Shares or other property granted pursuant to Section 10 of the Plan.
28.28.    “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination, applied to the Participant, the Company, any business unit or Parent, Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)    Profit Before Tax;
(b)    Sales;
(c)    Expenses;
(d)    Billings;
(e)    Revenue;
(f)    Net revenue;
(g)    Earnings (which may include earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and Adjusted EBITDA);
(h)    Operating income;
(i)    Operating margin;
(j)    Operating profit;
(k)    Controllable operating profit, or net operating profit;
(l)    Net Profit;
(m)    Gross margin;
(n)    Operating expenses or operating expenses as a percentage of revenue;
(o)    Net income;
(p)    Earnings per share;
(q)    Total stockholder return or relative stockholder return;
(r)    Market share;
(s)    Return on assets or net assets;
(t)    The Company’s stock price;
(u)    Growth in stockholder value relative to a pre-determined index;
(v)    Return on equity;
(w)    Return on invested capital;
(x)    Cash Flow (including free cash flow or operating cash flows) or cash flow margins;

Chegg, Inc.	B-17	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
(y)    Balance of cash, cash equivalents and marketable securities;
(z)    Cash conversion cycle;
(aa)    Economic value added;
(bb)    Individual confidential business objectives;
(cc)    Contract awards or backlog;
(dd)    Overhead or other expense reduction;
(ee)    Credit rating;
(ff)    Completion of an identified special project;
(gg)    Completion of a joint venture or other corporate transaction;
(hh)    Strategic plan development and implementation;
(ii)    Succession plan development and implementation;
(jj)    Improvement in workforce diversity;
(kk)    Employee satisfaction;
(ll)    Employee retention;
(mm)    Customer indicators and/or satisfaction
(nn)    New product invention or innovation;
(oo)    Research and development expenses
(pp)    Attainment of research and development milestones;
(qq)    Improvements in productivity;
(rr)    Bookings;
(ss)    Working-capital targets and changes in working capital
(tt)    Attainment of operating goals and employee metrics;
(uu)    Net new annual contract value;
(vv)    Net expansion or growth rate; and
(ww)    Any other metric as determined by the Committee.
The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.29.    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
28.30.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law

Chegg, Inc.	B-18	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
(including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.31.    “Plan” means this Chegg, Inc. 2023 Equity Incentive Plan.
28.32.    “Prior Plan” means the Company’s 2013 Equity Incentive Plan.
28.33.    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.34.    “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan, or issued pursuant to the early exercise of an Option.
28.35.    “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.
28.36.    “SEC” means the United States Securities and Exchange Commission.
28.37.    “Securities Act” means the United States Securities Act of 1933, as amended.
28.38.    “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in the schedule of an employee from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company, Parent, Subsidiary or Affiliate or during such change in working hours of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) shall not terminate a Participant’s Service provided that there is no lapse in time between such change in statuses , unless otherwise determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.
28.39.    “Shares” means shares of Common Stock and the common stock of any successor entity of the Company.
28.40.    “Stock Appreciation Right” means an Award defined in Section 8 and granted under the Plan.
28.41.    “Stock Bonus” means an Award defined in Section 7 and granted under the Plan.

Chegg, Inc.	B-19	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX B
28.42.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.43.    “Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.44.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Chegg, Inc.	B-20	Proxy Statement for the 2023 Annual Meeting of Stockholders

Appendix C

Amended and Restated Chegg, Inc. 2013 Employee Stock Purchase Plan
1.Establishment of Plan. Chegg, Inc., a Delaware corporation, (the “Company”) proposes to grant options to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Code Section 423 shall have the same definition herein. However, with regard to offers of options for purchase of the Common Stock under the Plan to employees outside the United States working for a Participating Corporation, the Board may offer a sub-plan or an option that is not intended to meet the Code Section 423 requirements, provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met. Subject to Section 14, a total of 4,000,000 shares of Common Stock is reserved for issuance under this Plan as of the Effective Date. The number of shares reserved for issuance under this Plan shall be subject to adjustments effected in accordance with Section 14 of this Plan. Capitalized terms not defined elsewhere in the text are defined in Section 27.
2.Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.
3.Administration. The Plan will be administered by the Compensation Committee of the Board or the Board (either referred to herein as the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and determine which entities will be Participating Corporations and whether an offer to a Participating Corporation is intended to meet Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules and/or procedures relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on the Board or its committees. All expenses incurred in connection with the administration of this Plan shall be paid by

Chegg, Inc.	C-1	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.
The Committee may also establish rules to govern transfers of employment among the Company and any Participating Corporation, consistent with the applicable requirements of Code Section 423 and the terms of the Plan.
The Committee may adopt such rules, procedures, and sub-plans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 1 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided that unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.
4.    Eligibility. Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan except that the Committee may exclude any or all of the following (other than where exclusion of such employees is prohibited by applicable law):
i.employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
ii.employees who have been employed less than two (2) years;
iii.employees who are customarily employed for twenty (20) or less hours per week;
iv.employees who are customarily employed for five (5) months or less in a calendar year;
v.(i) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (ii) any employee who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;
vi.employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;
vii.employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and
viii.individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
The foregoing notwithstanding, employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%)

Chegg, Inc.	C-2	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations may not participate.
5.     Offering Dates.

(a)     While the Plan is in effect, the Committee shall determine the duration and commencement date of each Offering Period, provided that an Offering Period shall in no event be longer than twenty-seven (27) months, except as otherwise provided by an applicable sub-plan. Offering Periods may be consecutive or overlapping. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan. While the Plan is in effect, the Committee shall determine the duration and commencement date of each Purchase Period, provided that a Purchase Period shall in no event end later than the close of the Offering Period in which it begins. Purchase Periods shall be consecutive.
(b)    A new six-month Offering Period shall commence on each May 16 and November 16, with each such Offering Period also consisting of a single six-month Purchase Period, except as otherwise provided by an applicable sub-plan. The Committee shall have the power to change these terms as provided in Section 25 below.
6.    Participation in this Plan.
(a)    An eligible employee determined in accordance with Section 4 may elect to become a Participant by submitting a subscription agreement to the Company, or electronic representation thereof and/or via an authorized third-party administrator’s (“Third Party Administrator”) standard process, prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.
(b)    Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below or otherwise notifies the Company of a change in the Participant’s contribution level by filing an additional subscription agreement or electronic representation thereof with the Company and/or the Company’s Third Party Administrator, prior to the next Offering Period.
(c)    A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 6 (i) is not required to file any additional subscription agreement in order to continue participation in this Plan and (ii) will be deemed to have accepted the terms and conditions of the Plan, any sub-plan, and subscription agreement in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.
7.     Grant of Option on Enrollment. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount of the contribution level for such Participant multiplied by such Participant’s Compensation (as defined in Section 9 below) during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date (but in no event less than the par value of a share of the Common Stock) provided, however, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section

Chegg, Inc.	C-3	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.
8.     Purchase Price. The Purchase Price in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a)    The Fair Market Value on the Offering Date; or
(b)    The Fair Market Value on the Purchase Date.
9.     Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.
(a)    The Purchase Price of the shares is accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines that contributions may be made in another form, including due to local law requirements or with respect to Participants outside the United States. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean base salary and regular hourly wages (or in foreign jurisdictions, equivalent cash compensation), not including commissions and shift differentials; however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation shall mean all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine to modify Compensation that for that and future Offering Periods. For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Payroll deductions shall commence on the first payday following the last Purchase Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.
(b)    Subject to Section 25 below and to the rules of the Committee, a Participant may decrease the rate of payroll deductions during an ongoing Offering Period or Purchase Period by filing with the Company and/or the Company’s Third Party Administrator a new authorization for payroll deductions, with the new rate to become effective as soon as reasonably practicable and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made once during an Offering Period or more or less frequently under rules determined by the Committee. An increase in the rate of payroll deductions may not be made with respect to an ongoing Offering Period unless otherwise determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company and/or the Company’s Third Party Administrator a new authorization for payroll deductions prior to the beginning of such Offering Period or such other time period as may be specified by the Committee.
(c)    Subject to Section 25 below and to the rules of the Committee, a Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company and/or the Company’s Third Party Administrator a request for cessation of payroll deductions, with such reduction to become effective as soon as reasonably practicable and after such reduction becomes effective no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section 9(e) below. A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company and/or the Company’s Third Party Administrator.
(d)    All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, and the Company shall not be obligated to segregate such payroll deductions,

Chegg, Inc.	C-4	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
except to the extent required to be segregated due to local legal restrictions outside the United States. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
(e)    On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company and/or the Third Party Administrator that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price shall be as specified in Section 8 of this Plan. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest, unless otherwise determined by the Committee to be carried forward, without interest, into the next Purchase Period or Offering Period, as applicable (in either case, except to the extent required due to local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date (except to the extent required by local legal requirements outside the United States).
(f)    As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.
(g)    Unless determined otherwise by the Committee, the shares issued pursuant to Section 9(f) above shall be deposited into an account established in the Participant's name at the ESPP Broker. A Participant shall be free to undertake a disposition (as that term is defined in Section 424( c ) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant's ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Participant may move those shares to another brokerage account of Participant's choosing. Notwithstanding the above, a Participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.
(h)    During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(i)    To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Participating Corporation, as applicable, may withhold, by any method permissible under applicable law, the amount necessary for the Company or any Participating Corporation, as applicable, to meet applicable withholding obligations, including up to the maximum permissible statutory rates and including any withholding required to make available to the Company or any Participating Corporation, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
10.    Limitations on Shares to be Purchased.

Chegg, Inc.	C-5	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
(a)    No Participant shall be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Company, its Parent and its Subsidiaries), exceeds $25,000 in Fair Market Value, determined as of the Offering Date, (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Share Amount”). The Company may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
(b)    The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which shall then be the Maximum Share Amount for subsequent Offering Periods; provided, however, in no event shall a Participant be permitted to purchase more than Eight Thousand (8,000) Shares during any one Purchase Period or such greater or lesser number as the Committee may determine, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof. If a new Maximum Share Amount is set, then all Participants will be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.
(c)    If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.
(d)    Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as administratively practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).
11.     Withdrawal.
(a)    Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b)    Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required by local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.
(c)    In the event that that an Offering Period is comprised of multiple Purchase Periods instead of a single Purchase Period, and the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically withdraw the Participant from the current Offering Period and enroll such participant in the subsequent Offering Period. Any funds

Chegg, Inc.	C-6	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.
12.    Termination of Employment. Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, or Participant’s employer no longer being a Participating Corporation, immediately terminates his or her participation in this Plan (except to the extent required by local legal requirements outside the United States). In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.
13.    Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).
14.    Capital Changes. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
15.    Nonassignability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
16.     Use of Participant Funds and Reports. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until Shares are issued, Participants will only have the rights of an unsecured creditor (except to the extent required by local legal requirements outside the United States). Each Participant shall receive, or have access to, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof and the remaining cash balance, if any, carried forward or refunded, as determined by the Committee, to the next Purchase Period or Offering Period, as the case may be.
17.    Notice of Disposition. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The

Chegg, Inc.	C-7	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
18.     No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.
19.     Equal Rights And Privileges. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with the Code Section 423 requirements). This Section 19 shall take precedence over all other provisions in this Plan.
20.     Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.    Term; Stockholder Approval. This Plan originally became effective on November 12, 2013, the date on which the registration statement covering the initial public offering of the Company’s Common Stock was declared effective by the Securities and Exchange Commission. The amendment and restatement of this Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below) or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan.
22.    Designation of Beneficiary.
(a)    If provided in the subscription agreement and/or by the Third Party Administrator, a Participant may file a written designation or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company and/or the Company’s Third Party Administrator at the prescribed location before the Participant’s death and/or filed with the Third Party Administrator.
(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company and/or the Company’s Third Party Administrator at the prescribed location before the Participant’s death and/or filed with the Third Party Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is

Chegg, Inc.	C-8	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23.    Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions, or other applicable laws outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any sub-plan.
24.    Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
25.    Amendment or Termination. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during a Purchase Period or an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.
26.    Corporate Transactions. In the event of a Corporate Transaction (as defined below), each outstanding right to purchase Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the

Chegg, Inc.	C-9	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date. The New Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, and the Plan shall terminate on the consummation of the Corporate Transaction.
27.    Definitions.
(a)    “Board” shall mean the Board of Directors of the Company.
(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)    “Common Stock” shall mean the common stock of the Company.
(d)    “Corporate Transaction” means the occurrence of any of the following events: (i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by a member of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(e)    “Effective Date” shall mean the date the amendment and restatement of this Plan is approved by the stockholders of the Company which shall be within twelve (12) months of the approval of the Plan by the Board.
(f)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(g)    “ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for stock purchased under the Plan by Participants.
(h)    “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:
(i)     if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(ii)     if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

Chegg, Inc.	C-10	Proxy Statement for the 2023 Annual Meeting of Stockholders

APPENDIX C
(iii)    if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iv)     if none of the foregoing is applicable, by the Committee in good faith.
(i)     “Offering Date” shall mean the Trading Day of each Offering Period.
(j)    “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).
(k)    “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.
(l)    “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in this Plan pursuant to Section 6.
(m)    “Participating Corporation” shall mean any Parent or Subsidiary that the Board designates from time to time as a corporation that shall participate in this Plan.
(n)    “Person” shall have the same meaning as “person” in Sections 13(d) and 14(d) of the Exchange Act.
(o)    “Plan” shall mean this Chegg, Inc. Amended and Restated 2013 Employee Stock Purchase Plan.
(p)    “Purchase Date” shall mean the last Trading Day of each Purchase Period.
(q)    “Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).
(r)    “Purchase Price” shall mean the price at which Participants may purchase a share of Common Stock under the Plan, as determined pursuant to Section 8.
(s)    “Securities Act” means the U.S. Securities Act of 1933, as amended.
(t)    “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.
(u)    “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

Chegg, Inc.	C-11	Proxy Statement for the 2023 Annual Meeting of Stockholders

0

CHEGG, INC.

Proxy for Annual Meeting of Stockholders on June 7, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints each of Dan Rosensweig and Andrew Brown, with full power of substitution, to represent and vote all the shares of Common Stock of Chegg, Inc. (the "Company") held of record by the undersigned at the close of business on April 10, 2023 at the Annual Meeting of Stockholders to be held virtually at https://web.lumiagm.com/299143484 (password: CHGG2023) on June 7, 2023 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

CHEGG, INC.

June 7, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18637

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

060723

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 AND "FOR" PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Class I directors:

NOMINEES:	FOR	AGAINST	ABSTAIN
1a. Renee Budig	☐	☐	☐
1b. Dan Rosensweig	☐	☐	☐
1c. Ted Schlein	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjourments or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted "FOR" Proposals 1 through 5.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.